Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Stemline Therapeutics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

STEMLINE THERAPEUTICS, INC.
750 Lexington Avenue, Eleventh Floor
New York, New York 10022

Dear Stockholder:

        You are cordially invited to our 2014 Annual Meeting of Stockholders, to be held at 10:00 a.m. local time, on Thursday, June 19, 2014, at the offices of our legal counsel, Alston & Bird LLP, located at 90 Park Avenue (between 39th and 40th streets), New York, New York 10016. At the meeting, the stockholders will be asked to (i) elect two Class II directors until their respective successors are elected and qualified and (ii) ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2014.

        In accordance with the rules and regulations of the Securities and Exchange Commission, we are furnishing our proxy statement and annual report to stockholders for the year ended December 31, 2013 on the Internet. You may have already received our "Important Notice Regarding the Availability of Proxy Materials," which was mailed on or about April 30, 2014. That notice described how you can obtain our proxy statement and annual report. You can also receive paper copies of our proxy statement and annual report upon request.

        It is important that your stock be represented at the meeting regardless of the number of shares you hold. You are encouraged to specify your voting preferences by marking our proxy card and returning it as directed. If you do attend the meeting and wish to vote in person, you may revoke your proxy at the meeting.

        If you have any questions about the proxy statement or the accompanying 2013 Annual Report, please contact Kenneth Hoberman, our corporate secretary, at (646) 502-2311.

        We look forward to seeing you at the 2014 Annual Meeting.

Sincerely,

Ivan Bergstein, M.D. Chairman, President, and Chief Executive Officer

April 30, 2014
New York, New York

STEMLINE THERAPEUTICS, INC.
750 Lexington Avenue, Eleventh Floor
New York, New York 10022

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS

        The 2014 Annual Meeting of Stockholders of Stemline Therapeutics, Inc. will be held at the offices of our legal counsel, Alston & Bird LLP, located at 90 Park Avenue (between 39th and 40th streets), New York, New York 10016, on Thursday, June 19, 2014, at 10:00 a.m., local time. At the meeting, stockholders will consider and act on the following items:

  1.
  The election of two Class II directors until their respective successors are elected and qualified;

  2.
  The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2014; and

  3.
  The transaction of any other business that may properly come before the 2014 Annual Meeting or any adjournment of the 2014 Annual Meeting.

        Only those stockholders of record as of the close of business on April 21, 2014, are entitled to vote at the 2014 Annual Meeting or any postponements or adjournments thereof. A complete list of stockholders entitled to vote at the 2014 Annual Meeting will be available for your inspection beginning June 5, 2014, at our offices located at 750 Lexington Avenue, Eleventh Floor, New York, New York 10022, between the hours of 10:00 a.m. and 5:00 p.m., local time, each business day.

YOUR VOTE IS IMPORTANT!

        Instructions on how to vote your shares via the Internet are contained on the "Important Notice Regarding the Availability of Proxy Materials," which was mailed on or about April 30, 2014. Instructions on how to obtain a paper copy of our proxy statement and annual report to stockholders for the year ended December 31, 2013 are listed on the "Important Notice Regarding the Availability of Proxy Materials." These materials can also be viewed online by following the instructions listed on the "Important Notice Regarding the Availability of Proxy Materials."

        If you received a paper copy of our proxy statement and annual report, you may vote your shares by completing and returning the enclosed proxy card.

        Submitting your proxy does not affect your right to vote in person if you decide to attend the 2014 Annual Meeting. You are urged to submit your proxy as soon as possible, regardless of whether or not you expect to attend the 2014 Annual Meeting. You may revoke your proxy at any time before it is exercised at the 2014 Annual Meeting by (i) delivering written notice to our corporate secretary, Kenneth Hoberman, at our office located at 750 Lexington Avenue, Eleventh Floor, New York, NY 10022, (ii) submitting a later dated proxy card, (iii) voting again via the Internet as described in the "Important Notice Regarding the Availability of Proxy Materials," or (iv) attending the 2014 Annual Meeting and voting in person. No revocation under (i) or (ii) will be effective unless written notice or the proxy card is received by our Corporate Secretary at or before the 2014 Annual Meeting.

        When you submit your proxy, you authorize Ivan Bergstein, M.D., and Kenneth Hoberman to vote your shares at the 2014 Annual Meeting and on any adjournments of the 2014 Annual Meeting in accordance with your instructions.

By Order of the Board of Directors,

Kenneth Hoberman Corporate Secretary

April 30, 2014
New York, New York

STEMLINE THERAPEUTICS, INC.
750 Lexington Avenue
Eleventh Floor
New York, New York 10022
Phone: (646) 502-2311
Fax: (646) 389-0968

PROXY STATEMENT

        This proxy statement and the accompanying proxy card are being made available via Internet access, beginning on or about April 30, 2014, to the owners of shares of common stock of Stemline Therapeutics, Inc. (the "Company," "our," "we," or "Stemline") as of April 21, 2014, in connection with the solicitation of proxies by our Board of Directors for our 2014 Annual Meeting of Stockholders (the "Annual Meeting"). On or about April 30, 2014, we sent an "Important Notice Regarding the Availability of Proxy Materials" to our stockholders. If you received this notice by mail, you will not automatically receive by mail our proxy statement and annual report to stockholders for the year ended December 31, 2013. If you would like to receive a printed copy of our proxy statement, annual report and proxy card, please follow the instructions for requesting such materials in the notice. Upon request, we will promptly mail you paper copies of such materials free of charge.

        The Annual Meeting will take place at the offices of our legal counsel, Alston & Bird LLP, located at 90 Park Avenue (between 39th and 40th streets), New York, New York 10016 on Thursday, June 19, 2014, at 10:00 a.m., local time. Our Board of Directors encourages you to read this document thoroughly and take this opportunity to vote, via proxy, on the matters to be decided at the Annual Meeting. As discussed below, you may revoke your proxy at any time before your shares are voted at the Annual Meeting.

i

Other Matters	40
Solicitation of Proxies	40
Incorporation of Information by Reference	41

ii

QUESTIONS AND ANSWERS

Q.
Why did I receive an "Important Notice Regarding the Availability of Proxy Materials?"

A.
In accordance with Securities and Exchange Commission ("SEC") rules, instead of mailing a printed copy of our proxy materials, we may send an "Important Notice Regarding the Availability of Proxy Materials" to stockholders. All stockholders will have the ability to access the proxy materials on a website referred to in the notice or to request a printed set of these materials at no charge. You will not receive a printed copy of the proxy materials unless you specifically request one from us. Instead, the notice instructs you as to how you may access and review all of the important information contained in the proxy materials via the Internet and submit your vote via the Internet.

  Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 19, 2014. The proxy statement is available at www.edocumentview.com/STML.

Q.
What is the purpose of the Annual Meeting?

A.
At the Annual Meeting, our stockholders will act upon the matters outlined in the Notice of 2014 Annual Meeting of Stockholders accompanying this proxy statement, including (i) the election of two Class II directors until their respective successors are elected and qualified, (ii) the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2014, and (iii) the transaction of any other business that may properly come before the 2014 Annual Meeting or any adjournment thereof.

Q.
Who is entitled to vote at our Annual Meeting?

A.
The record holders of our common stock at the close of business on the record date, April 21, 2014, may vote at the Annual Meeting. Each share of our common stock is entitled to one vote. There were 13,240,230 shares of common stock outstanding on the record date and entitled to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting, including the address of and number of shares held by each stockholder of record, will be available for your inspection beginning Thursday, June 5, 2014, at our offices located at 750 Lexington Avenue, Eleventh Floor, New York, New York 10022, between the hours of 10:00 a.m. and 5:00 p.m., local time, each business day.

Q.
How do I vote?

A.
You may vote in person at the Annual Meeting, by use of a proxy card if you receive a printed copy of our proxy materials, via Internet as directed in our "Important Notice Regarding the Availability of Proxy Materials," or by telephone as indicated in the proxy card.

Q.
What is a proxy?

A.
A proxy is a person you appoint to vote your shares of our common stock on your behalf. If you are unable to attend the Annual Meeting, our Board of Directors is seeking your appointment of a proxy so that your shares of our common stock may be voted. If you vote by proxy, you will be designating Ivan Bergstein, M.D., our Chairman, President and Chief Executive Officer, and Kenneth Hoberman, our Chief Operating Officer, as your proxies. Dr. Bergstein and/or Mr. Hoberman may act on your behalf and have the authority to appoint a substitute to act as your proxy.

Q.
How will my shares be voted if I vote by proxy?

A.
Your proxy will be voted according to the instructions you provide. If you complete and submit your proxy but do not otherwise provide instructions on how to vote your shares, your shares will be voted (i) "FOR" the individuals nominated to serve as members of our Board of Directors and (ii) "FOR" the ratification of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2014. Presently, our Board of Directors does not know of any other matter that may come before the Annual Meeting. However, your proxies are authorized to vote on your behalf, using their discretion, on any other business that properly comes before the Annual Meeting.

Q.
How do I revoke my proxy?

A.
You may revoke your proxy at any time before your shares are voted at the Annual Meeting by:

•
delivering written notice to our Corporate Secretary, Kenneth Hoberman, at 750 Lexington Avenue, Eleventh Floor, New York, NY 10022;

•
submitting a later dated proxy card or voting again via the Internet as described in the "Important Notice Regarding the Availability of Proxy Materials"; or

•
attending the 2014 Annual Meeting and voting in person.

Q.
Is my vote confidential?

A.
Yes. All votes remain confidential, unless you provide otherwise.

Q.
How are votes counted?

A.
Before the Annual Meeting, our Board of Directors will appoint one or more inspectors of election for the meeting. The inspector(s) will determine the number of shares represented at the meeting, the existence of a quorum and the validity and effect of proxies. The inspector(s) will also receive, count, and tabulate ballots and votes and determine the results of the voting on each matter that comes before the Annual Meeting.

  Abstentions and votes withheld, and shares represented by proxies reflecting abstentions or votes withheld, will be treated as present for purposes of determining the existence of a quorum at the Annual Meeting. They will not be considered as votes "for" or "against" any matter for which the stockholder has indicated their intention to abstain or withhold their vote. Broker or nominee non-votes, which occur when shares are held in "street name" by brokers or nominees who indicate that they do not have discretionary authority to vote on a particular matter, will not be considered as votes "for" or "against" that particular matter. Broker and nominee non-votes will be treated as present for purposes of determining the existence of a quorum, and may be entitled to vote on certain matters at the Annual Meeting.

Q.
What constitutes a quorum at the Annual Meeting?

A.
In accordance with Delaware law (the law under which we are incorporated) and our Bylaws, the presence at the Annual Meeting, by proxy or in person, of the holders of a majority of the shares of our common stock outstanding on the record date constitutes a quorum, thereby permitting the stockholders to conduct business at the Annual Meeting. Abstentions, votes withheld, and broker or nominee non-votes will be included in the calculation of the number of shares considered present at the Annual Meeting for purposes of determining the existence of a quorum.

  If a quorum is not present at the Annual Meeting, a majority of the stockholders present in person and by proxy may adjourn the meeting to another date. If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting by our Board of Directors, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the originally called meeting.

Q.
What vote is required to elect each of our director-nominees to a three-year term?

A.
The affirmative vote of a plurality of the votes of the shares present, in person or by proxy, at the Annual Meeting is required for the election of each of the director nominees. "Plurality" means that the nominees receiving the largest number of votes up to the number of directors to be elected at the Annual Meeting will be duly elected as directors. Abstentions, votes withheld, and broker or nominee non-votes will not affect the outcome of director elections.

Q.
What vote is required to ratify Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2014?

A.
The affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve the ratification of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2014. Abstentions and votes withheld will have the same effect as a negative vote. However, broker or nominee non-votes, and shares represented by proxies reflecting broker or nominee non-votes, will not have the effect of a vote against this proposal as they are not considered to be present and entitled to vote on this matter.

Q.
What percentage of our outstanding common stock do our directors and executive officers own?

A.
As of April 29, 2014, our directors and executive officers owned, or have the right to acquire, approximately 22.3% of our outstanding common stock. See the discussion under the heading "Stock Ownership of Our Directors, Executive Officers, and 5% Beneficial Owners" on page 35 for more details.

Q.
Who was our independent public accountant for the year ending December 31, 2013? Will they be represented at the Annual Meeting?

A.
Ernst & Young LLP is the independent registered public accounting firm that audited our financial statements for the year ended December 31, 2013. We expect a representative of Ernst & Young LLP to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be available to answer your questions.

Q.
How can I obtain a copy of our Annual Report on Form 10-K?

A.
We have filed our Annual Report on Form 10-K for the year ended December 31, 2013, with the SEC. The Annual Report on Form 10-K is also included in the 2013 Annual Report to stockholders. You may obtain, free of charge, a copy of our Annual Report on Form 10-K, including financial statements and exhibits, by writing to our Corporate Secretary, Kenneth Hoberman. Upon request, we will also furnish any exhibits to the Annual Report on Form 10-K as filed with the SEC.

CORPORATE GOVERNANCE

Our Board of Directors

        Our Bylaws provide that the Board of Directors will consist of one or more members, as determined from time to time by resolution of the Board of Directors. Currently, our Board of Directors consists of five members listed in the chart below. The terms of two of our directors, Ron Bentsur and Eric L. Dobmeier, are set to expire at our 2014 Annual Meeting. Our Board of Directors has determined to nominate Mr. Bentsur and Mr. Dobmeier for re-election to our Board of Directors.

Name	Age	Position	Director Since	Term Expiration
Ivan Bergstein, M.D.	48	President, Chief Executive Officer, and Chairman	2003	2015
Ron Bentsur	48	Director	2009	2014
J. Kevin Buchi	58	Director	2012	2015
Eric L. Dobmeier	45	Director	2012	2014
Kenneth Zuerblis	55	Director	2012	2016

        The Board of Directors is divided into three classes, designated Class I (term expiring 2016), Class II (term expiring 2014) and Class III (term expiring 2015). Each director will serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting of stockholders at which such director was elected; provided that its director initially assigned to Class I served for a term expiring at the Corporation's annual meeting of stockholders held in 2013; each director initially assigned to Class II will serve for a term expiring at the Corporation's annual meeting of stockholders to be held in 2014; and each director initially assigned to Class III will serve for a term expiring at the Corporation's annual meeting of stockholders to be held in 2015; provided further, that the term of each director will continue until the election and qualification of his or her successor and be subject to his or her earlier death, resignation or removal.

        The Board of Directors does not have a formal policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board of Directors, as the Board of Directors believes that it is in the best interests of the Company to make that determination based on the direction of the Company and the current membership of the Board of Directors. The Board of Directors has determined that having Dr. Bergstein serve as both Chief Executive Officer and Chairman is in the best interest of the Company's stockholders at this time.

        Stemline has a risk management program overseen by Dr. Bergstein, our President and Chief Executive Officer, Mr. Hoberman, our Chief Operating Officer, and Mr. Gionco, our Chief Accounting Officer. Dr. Bergstein, Mr. Hoberman and Mr. Gionco identify material risks and prioritize them for our Board of Directors. Our Board of Directors regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each.

        The corporate governance standards adopted by the Nasdaq Stock Market, or Nasdaq, require that a majority of the members of our Board of Directors be "independent" as Nasdaq defines that term. Additionally, the Nasdaq rules require our Board of Directors to make an affirmative determination as to the independence of each director. Consistent with these rules, our Board of Directors undertook its annual review of director independence on March 24, 2014. During the review, our Board of Directors considered relationships and transactions during 2013 and during the past three fiscal years between each director or any member of his immediate family, on the one hand, and our company and our subsidiaries and affiliates, on the other hand. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent. Based on this review, our Board of Directors determined that Mr. Bentsur, Mr. Buchi, Mr. Dobmeier, and Mr. Zuerblis are independent under the criteria established by Nasdaq and by our Board of Directors.

        The following biographies set forth the names of each of our directors (including our director-nominees, Mr. Bentsur and Mr. Dobmeier) and the following additional information: their ages, the year in which they first became directors, their positions with us, their principal occupations and employers for at least the past five years, any other directorships held by them during the past five years in companies that are subject to the reporting requirements of the Securities Exchange Act of 1934, or the Exchange Act, or any company registered as an investment company under the Investment Company Act of 1940, as well as additional information, all of which we believe sets forth each director's qualifications to serve on the Board of Directors. There is no family relationship between and among any of our executive officers or directors. There are no arrangements or understandings between any of our executive officers or directors and any other person pursuant to which any of them are elected as an officer or director.

  Director-Nominees

        Ron Bentsur, 48, has served as a member of our Board of Directors since 2009. Mr. Bentsur has served as Chief Executive Officer of Keryx Biopharmaceuticals, Inc. and as a member of its board of directors since 2009. Prior to joining Keryx Biopharmaceuticals, Inc., Mr. Bentsur served as Chief Executive Officer of XTL Biopharmaceuticals, Inc. from 2006 to 2009. From 2000 to 2006, Mr. Bentsur was employed by Keryx Biopharmaceuticals, Inc., where he served as Vice President Finance and Chief Financial Officer from 2003 until 2006. From 1998 to 2000, Mr. Bentsur served as Director of Technology Investment Banking at Leumi Underwriters, where he was responsible for all technology and biotechnology private placement and advisory transactions. From 1994 to 1998, Mr. Bentsur was a New York City-based investment banker, primarily at ING Barings Furman Selz. Mr. Bentsur holds a B.A. in Economics and Business Administration with distinction from the Hebrew University of Jerusalem, Israel and an M.B.A., magna cum laude, from New York University's Stern Graduate School of Business. We believe that Mr. Bentsur is qualified to serve on our Board of Directors due to his leadership and management experience, his service as an executive of a public biopharmaceutical company and his knowledge of our business and industry.

        Eric L. Dobmeier, 45, has served as a member of our Board of Directors since April 2012. Mr. Dobmeier is currently the Chief Operating Officer of Seattle Genetics, Inc. In this role, he is responsible for Seattle Genetics' business development, manufacturing, corporate communications, legal and program and alliance management functions. Mr. Dobmeier joined Seattle Genetics in March 2002 and has served in positions of increasing responsibility since then, most recently as Chief Business Officer from May 2007 to June 2011. Prior to joining Seattle Genetics, Mr. Dobmeier was with the law firms of Venture Law Group and Heller Ehrman LLP where he represented technology companies in connection with public and private financings, mergers and acquisitions and corporate partnering transactions. Mr. Dobmeier received a J.D. from the University of California, Berkeley School of Law and an A.B. in History from Princeton University. We believe that Mr. Dobmeier is qualified to serve on our Board of Directors due to his legal, business development and operating background and years of senior management experience at a public biotechnology company.

  Other Board Members

        Ivan Bergstein, M.D., 48, founded Stemline in August 2003 and has served as our President and Chief Executive Officer and the Chairman of our Board of Directors since our inception. Dr. Bergstein has advanced the Company from concept to late-stage clinical development, and led the Company through its initial public offering completed in January 2013. Dr. Bergstein's early and broad intellectual property founded and positioned Stemline with a competitive edge and deep domain expertise in the rapidly emerging CSC field. He was previously Medical Director of Access Oncology, Inc., a clinical stage oncology-focused biotechnology company where he was a key member of a small team responsible for the acquisition and development of the company's clinical stage assets and ultimately the sale of the company. Previously, he was a senior biopharmaceuticals research analyst at Cancer Advisors, Inc., a Wall Street-based firm that advised mutual funds and hedge funds on investments in public companies with late clinical-stage assets. Dr. Bergstein received a B.A. in Mathematics from the University of Pennsylvania and an M.D. from the Mount Sinai Medical Center, where he completed a general surgery internship. Subsequently, he was named the Jerome A. Urban post-doctoral fellow at Cornell University Medical College. Dr. Bergstein then went on to complete a residency in internal medicine and a clinical fellowship in hematology-medical oncology at the New York Presbyterian Hospital-Weill Medical College of Cornell University, where he is currently a voluntary faculty member. We believe that Dr. Bergstein is qualified to serve on our Board of Directors due to his many years of service as one of our directors and our President and Chief Executive Officer and his extensive knowledge of our Company and industry.

        J. Kevin Buchi, 58, has served as a member of our Board of Directors since March 2012. He currently serves as President and Chief Executive Officer of TetraLogic Pharmaceuticals. Mr. Buchi served as Chief Executive Officer of Cephalon, Inc. from December 2010 through its $6.8 billion acquisition by Teva Pharmaceutical Industries in October 2011. Mr. Buchi served as Corporate Vice President, Global Branded Products for Teva from October 2011 until May 2012. Mr. Buchi joined Cephalon, Inc. in March 1991 and held several positions with the company before becoming its Chief Executive Officer. From January 2010 through December 2010, Mr. Buchi was Chief Operating Officer. In this role, he managed the company's global sales and marketing functions, as well as product manufacturing, business development and investor relations. From February 2006 through January 2010, Mr. Buchi served as Chief Financial Officer. At various times in his career at Cephalon, Inc., Mr. Buchi had oversight of corporate finance, accounting, information systems, facilities, human resources and administration. Mr. Buchi graduated from Cornell University with a B.A. in chemistry and from the J.L. Kellogg Graduate School of Management at Northwestern University with a Masters in Management degree. He is a certified public accountant. Mr. Buchi currently serves on the boards of directors of Alexza Pharmaceuticals, Inc., Benitec Biopharma Ltd. (Australia), Epirus Biopharmaceuticals, Inc. and Forward Pharma A/S (Denmark). Previously, Mr. Buchi served on the boards of directors of Lorus Therapeutics (Canada), Encysive Pharmaceuticals, Celator Pharmaceuticals, and Mesoblast Limited (Australia). We believe Mr. Buchi is qualified to serve on our Board of Directors due to his executive leadership and management experience, knowledge of the industry, financial expertise and experience serving as a member of the board of directors of public biopharmaceutical companies.

        Kenneth Zuerblis, 55, has served as a member of our Board of Directors since March 2012. Prior to joining Stemline, Mr. Zuerblis served as Executive Vice President and Chief Financial Officer of Savient Pharmaceuticals, Inc. from September 2011 until May 2012. Prior to joining Savient, Mr. Zuerblis served as Chief Financial Officer and Senior Vice President at ImClone Systems from 2008 through 2009. In that role, he was responsible for the strategic planning and leadership of finance and related operations and helped lead all aspects of the sale of the company to Eli Lilly and Company. From 1994 through 2005, Mr. Zuerblis served as Chief Financial Officer of Enzon Pharmaceuticals Inc., and held the position of Corporate Controller from 1991 through 1994. Enzon developed the first three FDA approved products using PEGylation technology. Most notably during Mr. Zuerblis' 14 year tenure, Enzon transformed from an early stage biotechnology company into a fully integrated biopharmaceutical company with five marketed products. He began his career at KPMG, LLP in 1982 where he held management positions of increasing responsibility over a ten-year period. Mr. Zuerblis previously served on the board of directors of Immunomedics, Inc. and XTL Biopharmaceuticals, Inc. Mr. Zuerblis currently serves on the board of directors of Resverlogix Corp., which is publically traded on the Toronto Stock Exchange, and Zenith Epigenetics Inc., a private biotechnology company based in Calgary, Canada. Mr. Zuerblis brings nearly 30 years of proven leadership and expertise in building fully integrated biopharmaceutical organizations and has an established track record of managing complex commercial and research organizations, raising capital, overseeing multifaceted merger and acquisition transactions, and directing all investor and shareholder relations. Mr. Zuerblis earned his B.S. in Accounting from Seton Hall University and is a certified public accountant in the State of New Jersey. We believe Mr. Zuerblis is qualified to serve on our Board of Directors due to his extensive accounting and financial experience and years of executive leadership in the biopharmaceutical industry.

        During 2013, our Board of Directors held five meetings and took six actions by unanimous written consent. During 2013, each incumbent director standing for election attended at least 75% of the meetings of the Board of Directors and the meetings of those committees on which each incumbent director served, in each case during the period that such person was a director. The permanent committees established by our Board of Directors are the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee, descriptions of which are set forth in more detail below. Our directors are expected to attend each Annual Meeting of Stockholders, and it is our expectation that all of the directors standing for election will attend this year's Annual Meeting.

Communicating with the Board of Directors

        Our Board of Directors has established a process by which stockholders can send communications to the Board of Directors. You may communicate with the Board of Directors as a group, or to specific directors, by writing to Kenneth Hoberman, our Corporate Secretary, at 750 Lexington Avenue, Eleventh Floor, New York, NY 10022. The Corporate Secretary will review all such correspondence and regularly forward to the Board of Directors a summary of all correspondence and copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board of Directors or committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence we receive that is addressed to members of our Board of Directors and request copies of any such correspondence. Concerns relating to accounting, internal controls, or auditing matters may be communicated in this manner, or may be submitted on an anonymous basis via e-mail at audit@stemline.com. These concerns will be immediately brought to the attention of our Audit Committee and handled in accordance with procedures established by our Audit Committee.

Audit Committee

        The Audit Committee currently consists of Ron Bentsur, J. Kevin Buchi and Kenneth Zuerblis. Mr. Zuerblis chairs the Audit Committee.

        The Audit Committee held five meetings and took two actions by unanimous written consent during the fiscal year ended December 31, 2013. The duties and responsibilities of the Audit Committee are set forth in the Charter of the Audit Committee which was recently reviewed by our Audit Committee. Our Audit Committee determined that no revisions needed to be made to the charter at this time. A copy of the Charter of the Audit Committee is available on our website, located at www.stemline.com. Among other things, the duties and responsibilities of the Audit Committee include reviewing and monitoring our financial statements and internal accounting procedures, the selection of our independent registered public accounting firm and consulting with and reviewing the services provided by our independent registered public accounting firm. Our Audit Committee has sole discretion over the retention, compensation, evaluation and oversight of our independent registered public accounting firm.

        The SEC and Nasdaq have established rules and regulations regarding the composition of audit committees and the qualifications of audit committee members. Our Board of Directors has examined the composition of our Audit Committee and the qualifications of our Audit Committee members in light of the current rules and regulations governing audit committees. Based upon this examination, our

Board of Directors has determined that each member of our Audit Committee is independent and is otherwise qualified to be a member of our Audit Committee in accordance with the rules of the SEC and Nasdaq.

        Additionally, the SEC requires that at least one member of the Audit Committee have a "heightened" level of financial and accounting sophistication. Such a person is known as the "audit committee financial expert" under the SEC's rules. Our Board of Directors has determined that Mr. Zuerblis is an "audit committee financial expert," as the SEC defines that term, and is an independent member of our Board of Directors and our Audit Committee. Please see Mr. Zuerblis' biography on page 6 for a description of his relevant experience.

        The report of the Audit Committee can be found on page 11 of this proxy statement.

Compensation Committee

        The Compensation Committee currently consists of Ron Bentsur, J. Kevin Buchi, and Eric L. Dobmeier. Mr. Dobmeier chairs the Compensation Committee.

        The Compensation Committee held three meetings and took two actions by unanimous written consent during the fiscal year ended December 31, 2013. The duties and responsibilities of the Compensation Committee are set forth in the Charter of the Compensation Committee. A copy of the Charter of the Compensation Committee is available on our website, located at www.stemline.com. As discussed in its Charter, among other things, the duties and responsibilities of the Compensation Committee include evaluating the performance of our executive officers, determining the overall compensation of our executive officers and administering all executive compensation programs, including, but not limited to, our incentive and equity-based plans. The Compensation Committee evaluates the performance of our executive officers on an annual basis and reviews and approves on an annual basis all compensation programs and awards relating to such officers. The Compensation Committee applies discretion in the determination of individual executive compensation packages to ensure compliance with the Company's compensation philosophy. Our Chief Executive Officer makes recommendations to the Compensation Committee with respect to the compensation packages for officers other than himself. The Compensation Committee may delegate its authority to grant awards to certain employees, and within specified parameters under the Company's 2012 Equity Incentive Plan, to a special committee consisting of one or more directors who may but need not be officers of the Company. As of April 30, 2014, the Compensation Committee has delegated authority to Dr. Bergstein to make certain grants to non-executive employees.

        Nasdaq has established rules and regulations regarding the composition of compensation committees and the qualifications of compensation committee members. Our Board of Directors has examined the composition of our Compensation Committee and the qualifications of our Compensation Committee members in light of the current rules and regulations governing compensation committees. Based upon this examination, our Board of Directors has determined that each member of our Compensation Committee is independent and is otherwise qualified to be a member of our Compensation Committee in accordance with such rules.

        The report of the Compensation Committee can be found on page 21 of this proxy statement.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee currently consists of J. Kevin Buchi, Eric L. Dobmeier and Kenneth Zuerblis. Mr. Buchi chairs the Nominating Committee. The Nominating Committee did not hold any meetings during the fiscal year ended December 31, 2013. The duties and responsibilities of the Nominating Committee are set forth in the Nominating and Corporate Governance Committee Charter. A copy of the Nominating and Corporate Governance

Committee Charter is available on our website at www.stemline.com. Among other things, the duties and responsibilities of the Nominating Committee include identifying individuals qualified to become Board members, evaluating the overall effectiveness of the Board, developing, mentoring and evaluating applicable corporate governance practices of the Company, and performing such other duties as enumerated in and consistent with the Charter.

        Our Nominating Committee will also consider candidates recommended by stockholders for nomination to our Board of Directors. A stockholder who wishes to recommend a candidate for nomination to our Board of Directors must submit such recommendation to our Corporate Secretary, Kenneth Hoberman, at 750 Lexington Avenue, Eleventh Floor, New York, New York 10022. Any recommendation must be received not less than 90 calendar days nor more than 120 calendar days before the anniversary date of the previous year's annual meeting. All stockholder recommendations of candidates for nomination for election to our Board of Directors must be in writing and must set forth the following: (i) the candidate's name, age, business address, and other contact information, (ii) the number of shares of Stemline common stock beneficially owned by the candidate, (iii) a complete description of the candidate's qualifications, experience, background and affiliations, as would be required to be disclosed in the proxy statement pursuant to Schedule 14A under the Exchange Act, (iv) a sworn or certified statement by the candidate in which he or she consents to being named in the proxy statement as a nominee and to serve as director if elected, and (v) the name and address of the stockholder(s) of record making such a recommendation and the number of shares owned by the recommending shareholders.

        We believe that our Board of Directors as a whole should encompass a range of talent, skill, and expertise enabling it to provide sound guidance with respect to our operations and interests. Our Nominating Committee evaluates all candidates to our Board of Directors by reviewing their biographical information and qualifications. If the independent directors determine that a candidate is qualified to serve on our Board of Directors, such candidate is interviewed by at least one of the independent directors and our Chief Executive Officer. Members of the Board of Directors also have an opportunity to interview qualified candidates. The independent directors then determine, based on the background information and the information obtained in the interviews, whether to recommend to the Board of Directors that the candidate be nominated for approval by the stockholders to fill a directorship. With respect to an incumbent director whom the independent directors are considering as a potential nominee for re-election, the independent directors review and consider the incumbent director's service during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Board of Directors. The manner in which the independent directors evaluate a potential nominee will not differ based on whether the candidate is recommended by our directors or stockholders.

        Nasdaq has established rules and regulations regarding the composition of nominating committees and the qualifications of nominating committee members. Our Board of Directors has examined the composition of our Nominating Committee and the qualifications of our Nominating Committee members in light of the current rules and regulations governing nominating committees. Based upon this examination, our Board of Directors has determined that each member of our Nominating Committee is independent and is otherwise qualified to be a member of our Nominating Committee in accordance with such rules.

        We do not have a formal policy in place with regard to the consideration of diversity in considering candidates for our Board of Directors, but the Board of Directors strives to nominate candidates with a variety of complementary skills so that, as a group, the Board of Directors will possess the appropriate talent, skills and expertise to oversee our business.

Code of Business Conduct and Ethics

        We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code is posted on the Corporate Governance section of our website at www.stemline.com.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS

        Ernst & Young LLP, the independent registered public accounting firm that audited our financial statements for the years ended December 31, 2013 and December 31, 2012, has served as our independent registered public accounting firm since 2011. We expect a representative of Ernst & Young LLP to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be available to answer your questions.

        Our Board of Directors has asked the stockholders to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm. See Proposal Two: Ratification of Appointment of Ernst & Young LLP as Our Independent Registered Public Accounting Firm on page 39 of this proxy statement. The Audit Committee has reviewed the fees described below and concluded that the payment of such fees is compatible with maintaining Ernst & Young LLP's independence. All proposed engagements of Ernst & Young LLP, whether for audit services, audit-related services, tax services, or permissible non-audit services, were pre-approved by our Audit Committee.

Registered Public Accounting Firm Fees and Other Matters

        The following table summarizes the fees of Ernst & Young LLP, our current registered public accounting firm, for 2013 and 2012:

	2013	2012
	Ernst & Young LLP	Ernst & Young LLP
Audit Fees(1)	$375,996	$782,100
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	—	—

Total Fees	$375,996	$782,100

(1)
Audit Fees. For the fiscal years ended December 31, 2013 and December 31, 2012, Ernst & Young LLP billed us an aggregate of approximately $375,996 and $782,100, respectively, in fees for the professional services rendered in connection with the audits of our annual financial statements for those two fiscal years and our registration statement filings.

(2)
Audit-Related Fees. For the fiscal years ended December 31, 2013 and December 31, 2012, Ernst & Young LLP billed us an aggregate of approximately $0, respectively, in fees for the professional services rendered in connection with audit-related services reasonably related to the performance of the audits and reviews for those two fiscal years.

(3)
Tax Fees. During the fiscal years ended December 31, 2013 and December 31, 2012, we were not billed by Ernst & Young LLP, for any tax related fees.

(4)
All Other Fees. During the fiscal years ended December 31, 2013 and December 31, 2012, we were not billed by Ernst & Young LLP for any fees for services, other than those described above, rendered to us and our affiliates for those two fiscal years.

 Pre-Approval of Services

        Our Audit Committee sets forth the procedures under which services provided by our independent registered public accounting firm will be pre-approved by our Audit Committee. The potential services that might be provided by our independent registered public accounting firm fall into two categories:

  •
  Services that are permitted, including the audit of our annual financial statements, the review of our quarterly financial statements, related attestations, benefit plan audits and similar audit reports, financial and other due diligence on acquisitions, and federal, state, and non-US tax services; and

  •
  Services that may be permitted, subject to individual pre-approval, including compliance and internal-control reviews, indirect tax services such as transfer pricing and customs and duties, and forensic auditing.

        Services that our independent registered public accounting firm may not legally provide include such services as bookkeeping, certain human resources services, internal audit outsourcing, and investment or investment banking advice.

        All proposed engagements of our independent registered public accounting firm, whether for audit services or permissible non-audit services, are pre-approved by the Audit Committee. We jointly prepare a schedule with our independent registered public accounting firm that outlines services that we reasonably expect we will need from our independent registered public accounting firm, and categorize them according to the classifications described above. Each service identified is reviewed and approved or rejected by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

        In monitoring the preparation of our financial statements, the Audit Committee met with both management and Ernst & Young LLP, our independent registered public accounting firm for the year ended December 31, 2013, to review and discuss all financial statements prior to their issuance and to discuss any and all significant accounting issues. Management and our independent registered public accounting firm advised the Audit Committee that each of the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee's review included a discussion of the matters required to be discussed pursuant to the Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended, (Codification of Statements on Auditing Standards, AU Section 380) as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T, or SAS 61. SAS 61 requires our independent registered public accounting firm to discuss with the Audit Committee, among other things, the following:

  •
  Methods used to account for significant or unusual transactions;

  •
  The effect of any accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

  •
  The process used by management to formulate sensitive accounting estimates and the basis for the independent registered public accounting firm's conclusion regarding the reasonableness of any such estimates; and

  •
  Any disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures necessary in the financial statements.

        The Audit Committee has discussed the independence of Ernst & Young LLP, our independent registered public accounting firm for the year ended December 31, 2013, including the written disclosures made by Ernst & Young LLP to the Audit Committee, as required PCAOB Rule 3526, "Communication with Audit Committees Concerning Independence." PCAOB Rule 3526 requires the independent registered public accounting firm to (i) disclose in writing all relationships that, in the independent registered public accounting firm's professional opinion, may reasonably be thought to bear on independence, (ii) confirm their perceived independence, and (iii) engage in a discussion of independence with the Audit Committee.

        Finally, the Audit Committee continues to monitor the scope and adequacy of our internal controls and other procedures, including any and all proposals for adequate staffing and for strengthening internal procedures and controls where appropriate and necessary.

        On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that it approve the inclusion of our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, for filing with the SEC.

        The Audit Committee reviewed its written Charter previously adopted by our Board of Directors. Following this review, the Audit Committee determined that no changes needed to be made with respect to the Audit Committee Charter at this time.

By the Audit Committee of the Board of Directors
Kenneth Zuerblis, Chairperson Ron Bentsur J. Kevin Buchi
Dated April 30, 2014
New York, New York

 OUR EXECUTIVE OFFICERS

        Our current executive officers are as follows:

Name	Age	Position
Ivan Bergstein, M.D.	48	President, Chief Executive Officer, and Chairman of the Board of Directors
Eric K. Rowinsky, M.D.	57	Executive Vice President, Chief Medical Officer and Head of Research and Development
Kenneth Hoberman	49	Chief Operating Officer
David G. Gionco	53	Vice President of Finance and Chief Accounting Officer

        No executive officer is related by blood, marriage or adoption to any other director or executive officer. The biography of Ivan Bergstein, M.D. is presented in connection with "Corporate Governance" beginning on page 4 of this proxy statement.

        Eric K. Rowinsky, M.D., 57, has served as our Executive Vice President, Chief Medical Officer and Head of Research and Development since November 2011. Prior to joining Stemline, Dr. Rowinsky served as a drug development and regulatory strategy consultant to the ImClone-Lilly Oncology Business Unit and several other biopharmaceutical and life sciences companies from 2010 to 2011. From 2005 to 2009, Dr. Rowinsky was Executive Vice President and Chief Medical Officer of ImClone Systems, Inc., where he led the FDA approval of Erbitux® for head and neck and colorectal cancers and advanced eight other monoclonal antibodies through clinical development. While at ImClone Dr. Rowinsky played integral roles in the development and registration of a wide range of cancer therapeutics, including paclitaxel, docetaxel, irinotecan, topotecan, erlotinib, gefitinib, panitumumab, lapatinib, and temsirolimus, among others. Dr. Rowinsky is currently an Adjunct Professor of Medicine at New York University School of Medicine and he serves on the boards of directors of several publicly traded biopharmaceutical and life sciences companies, including Biogen Idec Inc., as well as several private biopharmaceutical companies. During the past five years, Dr. Rowinsky has also served as a director of ADVENTRX Pharmaceuticals, Inc. and Tapestry Pharmaceuticals, Inc., both life sciences companies. Dr. Rowinsky received his M.D. from Vanderbilt University School of Medicine and completed his residency in internal medicine at the University of California, San Diego. Dr. Rowinsky completed a fellowship in medical oncology at Johns Hopkins Oncology Center. Dr. Rowinsky was also an Associate Professor of Oncology at Johns Hopkins Oncology Center and then Head of Clinical Research and Director of the Institute for Drug Development of the Cancer Therapy and Research Center in San Antonio, Texas. He holds a B.A. from New York University.

        Kenneth Hoberman, 49, was appointed Chief Operating Officer of Stemline in March 2013. Prior to that Mr. Hoberman served as our Vice President of Operations since February 2012. From 2004 to 2012, Mr. Hoberman was Vice President of Corporate and Business Development of Keryx Biopharmaceuticals, Inc., where he was instrumental in securing multiple sources of capital including over $200 million in equity investments through public and private offerings. He also initiated and executed a $100 million strategic alliance and originated, negotiated and closed dozens of licensing and operational contracts, helping to grow the company's market capitalization to over $1 billion. Previously, he was Managing Director at Hawkins BioVentures, a healthcare advisory firm. Mr. Hoberman received a B.S.B.A. in Finance from Boston University and completed post-baccalaureate studies at Columbia University.

        David G. Gionco, 53, was appointed Vice President of Finance and Chief Accounting Officer of Stemline in January 2014. Mr. Gionco was previously the Group Vice President, Chief Financial Officer and Chief Accounting Officer of Savient Pharmaceuticals, Inc. where he oversaw the finance organization and was instrumental in helping to grow the company, raising over $350 million. Prior to this, Mr. Gionco held audit, corporate accounting, financial planning, finance and controller roles at companies including Merck & Co., Inc., Progenics Pharmaceuticals, Inc. and Odyssey Pharmaceuticals, Inc. (a subsidiary of Pliva, Inc., now Teva Pharmaceutical Industries Ltd.). Mr. Gionco previously had seven years of financial auditing experience with a major public accounting firm.

COMPENSATION DISCUSSION AND ANALYSIS

        In the paragraphs that follow, we give an overview and analysis of our compensation program and policies, the material compensation decisions we have made under those programs and policies with respect to our executive officers, and the material factors that we considered in making those decisions. Later in this proxy statement under the heading "Executive Compensation," you will find a series of tables containing specific information about the compensation earned or paid in 2013 to the following individuals, whom we refer to as our named executive officers, or NEOs:

  •
  Ivan Bergstein, M.D., our President and Chief Executive Officer;

  •
  Eric K. Rowinsky, M.D., our Executive Vice President, Chief Medical Officer and Head of Research and Development;

  •
  Kenneth Hoberman, our Chief Operating Officer;

  •
  David Gionco, our Vice President of Finance and Chief Accounting Officer; and

  •
  Stephen P. Hall, who served as our Vice President of Finance and Chief Accounting Officer until November 30, 2013.

Compensation Philosophy and Objectives

        Our compensation programs are designed to motivate our employees to work toward achievement of our corporate mission to create long-term sustained stockholder value by discovering, acquiring, developing and commercializing proprietary therapeutics that target both cancer stem cells, or CSCs, and tumor bulk. In order to achieve our key business and strategic goals, we must be able to attract, retain and motivate quality employees in an exceptionally competitive environment. Our industry is highly scientific, regulated, scrutinized and dynamic, and as a result, we require employees that are highly educated, dedicated and experienced. The primary objectives of our executive compensation program are to:

  •
  attract, retain and motivate experienced and talented executives;

  •
  ensure executive compensation is aligned with our corporate strategies, research and development programs and business goals;

  •
  recognize the individual contributions of executives while fostering a shared commitment among executives by aligning their individual goals with our corporate goals;

  •
  promote the achievement of key strategic, development and operational performance measures by linking compensation to the achievement of measurable corporate and individual performance goals; and

  •
  align the interests of our executives with our stockholders by rewarding performance that leads to the creation of stockholder value.

Determining Executive Compensation

        Each of our NEOs, other than Mr. Gionco, was hired by us before our Board of Directors established a formal executive compensation program. Historically, in determining compensation levels of our executive officers, our Board of Directors considered the compensation objectives noted above, our financial status, the contributions that the management team had made to our business and trends in the industry in which we compete. The Board also considered the applicable terms of any employment agreements in effect with any of our executive officers. Other than for new hires, the Board of Directors evaluated compensation annually at the beginning of the year, determining bonuses for the prior year and setting base salaries for the coming year for each executive officer.

        Currently, we have employment agreements with Dr. Bergstein, Dr. Rowinsky and Mr. Gionco. We entered into an employment agreement with Dr. Bergstein in October 2007, with Dr. Rowinsky in November 2011 and with Mr. Hall in October 2012 as part of our hiring process. In June 2012, we entered into an amended and restated employment agreement with Dr. Bergstein, which became effective at the time of our initial public offering. Mr. Hall's employment agreement terminated upon his resignation on November 30, 2013. Mr. Gionco worked for the Company as a consultant during 2013 and assumed the role of Chief Accounting Officer on Mr. Hall's resignation. Mr. Gionco became an employee of the Company upon his appointment to Vice President of Finance and Chief Accounting Officer on January 16, 2014.

        Historically, our President and Chief Executive Officer, Dr. Bergstein, has been actively involved in the compensation decisions regarding our executive officers and other employees, including evaluating and communicating with such employees and serving as a member of our Board of Directors.

        In 2013, we continued an annual compensation process under our new compensation program. Our Chief Executive Officer continues to evaluate the compensation and performance of each other executive, from his own perspective and based on input from others within our Company, and makes a recommendation to our Compensation Committee with respect to each executive officer, other than himself, as to:

  •
  the level of contributions made to the general management and guidance of the Company;

  •
  the need for salary increases;

  •
  the amount of bonuses to be paid, including the achievement of stated corporate and individual performance goals; and

  •
  whether or not equity incentive awards should be made.

        These recommendations are reviewed by our Compensation Committee and taken into account when our Compensation Committee makes a final determination on all such matters.

        Following our initial public offering, our Compensation Committee evaluated our executive compensation program with the goal of setting and maintaining compensation at levels that are appropriate based on each executive's level of experience, performance and responsibility and competitive with those of other companies in our industry and our region that compete with us for executive talent. In addition, our executive compensation program ties a substantial portion of each executive's overall compensation to key strategic, financial and operational goals. We have provided, and expect to continue to provide, a portion of our executive compensation in the form of stock-based compensation, which we believe helps to retain our executives and aligns their interests with those of our stockholders by allowing them to participate in the long-term success of our Company.

        For purposes of determining total compensation and the primary components of compensation for our executive officers in 2011 and 2012, we did not retain the services of a compensation consultant or use survey information or compensation data to engage in benchmarking. When determining the annual incentive payouts for the named executive officers for fiscal year 2013, and setting target compensation for 2014, our Compensation Committee considered publicly available compensation data for the following companies in the biotechnology and pharmaceutical industry to help guide their executive compensation decisions:

Array BioPharma, Inc.	Endocyte, Inc.	Insmed Corporation	Regulus Therapeutics
Cempra, Inc.	Enanta Pharmaceuticals	Merrimack Pharm	Tesaro, Inc.
ChemoCentryx, Inc.	Geron Corp.	Newlink Genetics Corp.	Verastem, Inc.
Durata Therapeutics	Idenix Pharmaceuticals	Pain Therapeutics	Xoma Corporation

 Components of Our Executive Compensation Program

        Our executive compensation program consists of the following components:

Compensation Element	Purpose
Base salary	Base salary represents the fixed portion of an executive's annual compensation and is intended to recognize the executive's value to the Company based on skills and experience relative to the responsibilities of his position.
Annual performance-based cash bonuses	Annual cash incentive awards represent the portion of an executive's compensation that is intended to vary as a direct reflection of Company and individual performance for the year.
Stock-based awards	Long-term equity awards are intended to reward performance over a multi-year period, link the interests of executives to those of the stockholders, and encourage retention.
Health and welfare benefits

These benefits are intended to provide competitive levels of medical and disability coverage, and retirement benefits under our 401(k) plan. Our executives participate in the same programs offered to all of our eligible employees.

Severance benefits

Certain of our executives have employment agreements that provides for severance benefits in certain circumstances. These severance benefits are intended to incentivize the executives to continue to create stockholder value in connection with change in control or other situations in which they could be terminated without cause.

        We do not, and do not expect in the future to, have a formal or informal policy for allocating between long-term and short-term compensation, between cash and non-cash compensation or among the different forms of non-cash compensation. Instead, our Compensation Committee, after reviewing data it considers relevant, has determined subjectively what it believes to be the appropriate level and mix of the various compensation components. Ultimately, the objective in allocating between long-term and currently paid compensation is to ensure adequate base compensation to attract and retain personnel, while providing incentives to maximize long-term value for our Company and our stockholders.

        Our employment agreements with Dr. Bergstein, Dr. Rowinsky and Mr. Gionco contain provisions relating to base salaries, annual bonuses and severance and change in control arrangements. Our employment agreement with Mr. Hall contained provisions relating to base salary and annual bonus. Details of these employment agreements are provided below under the heading "—Employment Agreements."

2013 Executive Compensation

Base Salary

        We use base salaries to recognize the experience, skills, knowledge and responsibilities of our employees, including our executive officers. Base salaries for our named executive officers were established through arm's-length negotiation at the time the executive was hired, taking into account the position for which the executive was considered and the executive's qualifications, prior experience and prior salary.

        Prior to the initial public officer, Dr. Bergstein's annual base salary had been $350,000 since 2008. In accordance with a practice in effect between 2008 and 2011, the Board of Directors approved annual 7% base salary increases for Dr. Bergstein and certain key employees conditioned upon the occurrence of specified financing or other strategic corporate events, including an initial public offering, and the employee's continued employment with us at such time. The Board of Directors conditioned the payment of these base salary increases on certain specified financings or other strategic corporate events for the purposes of maintaining its cash balances. As a result, an aggregate of $153,980 in base salary increases, representing a 7% compounding annual salary increase for the years from 2008 to 2011, were earned and paid to Dr. Bergstein in connection with the initial public offering in 2013. Beginning on the effective date of the initial public offering registration statement, Dr. Bergstein's annual base salary was increased to $458,779.

        Dr. Rowinsky's and Mr. Hall's 2013 annual base salaries were $350,000 and $250,000, respectively, pursuant to the terms of their employment agreements. Mr. Hoberman's base salary was set at $375,000.

        In addition to amending and restating our employment agreement with Dr. Bergstein, in 2013 our Compensation Committee also increased the base salaries of our executive officers and other key employees to recognize their increased responsibilities with respect to serving as executives of a publicly-traded company. We believe that the base salaries for our named executive officers are aligned with our executive compensation objectives stated above and are competitive with those provided by similarly situated companies. In approving these salary increases, our Board of Directors considered the factors discussed above, including the qualifications, prior experience and prior salary of each of the executives, and various Company accomplishments under their leadership.

        Mr. Gionco entered into a consulting agreement with us on December 16, 2013 to perform certain services. Mr. Gionco received compensation of $12,950 and $10,413 for the months of December 2013 and January 2014, respectively. On January 16, 2014, Mr. Gionco became an employee of the Company as was hired as the Vice President of Finance and Chief Accounting Officer.

        We expect that our Compensation Committee will continue to annually review and evaluate, with input from our Chief Executive Officer, the need for adjustment of the base salaries of our executives based on changes and expected changes in the scope of an executive's responsibilities, including promotions, the individual contributions made by and performance of the executive during the prior year, the executive's performance over a period of years, overall labor market conditions, the relative ease or difficulty of replacing the executive with a well-qualified person, our overall growth and development as a company, general salary trends in our industry and among our peer group and where the executive's salary falls in the salary range presented by that data. In making decisions regarding salary increases, we may also draw upon the experience of members of our Board of Directors with other companies.

Annual Cash Bonus

        Historically, our Board of Directors determined the amount of discretionary annual cash bonuses for our executive officers based on our attaining certain performance measures and each officer's contribution to our attaining such measures. For years 2008 through 2011, in order to maintain adequate cash balances, our Board of Directors required that the payment of any awarded annual cash bonuses to our executive officers and other key employees be conditioned upon the occurrence of specified financing or other strategic corporate events, including an initial public offering, the employee's continued employment with us at such time, and, in some cases, additional conditions.

        Additionally, for 2011, the Board of Directors approved certain conditional bonus payments that were or will be payable to each of our employees (with the exception of Dr. Rowinsky, who was already entitled to a bonus payment contingent upon an initial public offering pursuant to his employment agreement) upon either (i) the occurrence of an initial public offering and other specified conditions (which vary by individual), provided that the employee is still employed by the Company at the time of the completion of the initial public offering, or (ii) the one-year anniversary of the completion of the initial public offering, provided that the employee is still employed by the Company on such anniversary.

        In accordance with the terms of his employment agreement, Dr. Bergstein is eligible to receive an annual bonus award based on a percentage of his base salary. For years 2008, 2009, 2010 and 2011 our Board of Directors approved the award of annual cash bonuses to Dr. Bergstein equal to $175,000, $187,250, $50,179 and $57,192, respectively, payable to Dr. Bergstein upon the closing of the initial public offering in 2013, with an additional $50,000 in respect of each of 2010 and 2011 which were paid one year after the closing of the offering. The Board of Directors considered a variety of factors in making these determinations and structuring the timing of the awards, including the finalization of critical license agreements, achievement of clinical trial milestones, key patent allowances and various business development objectives, an important tax grant award, presentation of scientific data at major conferences and key patent issuances or allowances, and efforts towards positioning the Company for an initial public offering. Dr. Bergstein's key leadership role in the achievement of each of the foregoing factors was considered by our Board of Directors in determining the amount of Dr. Bergstein's discretionary bonus awards, as well as a desire to provide an incentive for Dr. Bergstein to remain with the Company following such offering.

        In addition, in 2012, Dr. Bergstein was awarded a bonus opportunity of $96,472, which payment was contingent upon the completion of an initial public offering of more than $30 million and Dr. Bergstein's continued employment with us at such time. The Board of Directors approved this bonus amount as an incentive to maximize the value of the Company's initial public offering and recognize Dr. Bergstein's efforts in efficiently building the clinical pipeline and infrastructure necessary to achieve such an offering. Because the initial public offering did not close in 2012, Dr. Bergstein did not receive a payout of this bonus. For 2013, the Compensation Committee set Dr. Bergstein's annual bonus opportunity at 70% of his base salary, pursuant to the annual cash bonus program described below.

        Pursuant to his employment agreement, Dr. Rowinsky is entitled to receive specified cash bonus amounts upon the occurrence of certain events, including the completion of the initial public offering during his employment. Following completion of the offering, Dr. Rowinsky is eligible to earn discretionary annual cash bonuses in an amount, based on a percentage of his base salary, that varies depending on our market capitalization. Details of Dr. Rowinsky's employment agreement are provided below under the heading "—Employment Agreements." For 2013, the Compensation Committee set Dr. Rowinsky's annual bonus opportunity at 50% of his base salary, pursuant to the annual cash bonus program described below.

        For 2013, the Compensation Committee set Mr. Hoberman's annual bonus opportunity at 50% of his base salary, pursuant to the annual cash bonus program described below. He was also entitled to a one-time cash bonus of $80,250 subject to the closing of the initial public offering.

        Pursuant to his employment agreement, Mr. Hall was entitled to an annual cash bonus based on a percentage of his then-base salary, and he was also entitled to a one-time cash bonus of $72,000 subject to the closing of the initial public offering, payable in two equal installments at specified time periods. For 2013, the Compensation Committee set Mr. Hall's annual bonus opportunity at 40% of his base salary, pursuant to the annual cash bonus program described below.

        For 2013, our Compensation Committee adopted an annual cash bonus program to reward our executive officers in the future. Our annual cash bonus program is based upon the achievement of specified annual corporate goals that are established in advance by our Compensation Committee. We expect that our annual cash bonus program will emphasize pay-for-performance and will be intended to closely align executive compensation with achievement of specified operating results as the amount paid will be calculated on the basis of achievement of corporate goals. The performance goals established by our Compensation Committee will be based on the business strategy of the Company and the objective of building stockholder value.

        Our process for determining if and the extent to which an annual cash bonus will be payable to a named executive officer consists of three steps. First, at the beginning of the year, our Compensation Committee determines the target annual cash incentive award for the named executive officer based on a percentage of the officer's annual base salary for that year. Second, our Compensation Committee establishes the specific performance goals that must be met for the officer to receive the award. Third, shortly after the end of the year, the Compensation Committee will determine the extent to which these performance goals were met and the amount of the award. We expect that our Compensation Committee will work with our Chief Executive Officer to develop corporate goals that they believe can be reasonably achieved with hard work over the course of the year. We do not expect that our past practice of making the payment of annual cash bonuses conditional upon the occurrence of specified events will continue.

2013 Corporate Performance Goals

        Our 2013 annual incentive awards were based, in large part, upon the achievement of corporate performance goals, which included a combination of clinical and regulatory goals related to our products as well as other corporate goals, and were achieved at an aggregate level of 100%. The Compensation Committee considered performance against these goals in determining the amounts paid as annual incentive awards in 2013, as well as its subjective assessment of our executives' contributions to Company performance.

Stock-Based Awards

        Our equity award program is the primary vehicle for offering long-term incentives to our executives. While we do not have any equity ownership guidelines for our executives, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, the vesting feature of our equity awards contributes to executive retention by providing an incentive for our executives to remain in our employ during the vesting period. Following the closing of the initial public offering, our employees and executives are eligible to receive stock-based awards pursuant to our 2012 Equity Incentive Plan, which we refer to as the 2012 Equity Plan. Under our 2012 Equity Plan, the Compensation Committee or the Board may grant stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights and other stock-based equity awards.

        Historically, our equity awards were granted in the form of stock options. Because our executives profit from stock options only if our stock price increases relative to the stock option's exercise price, we believe stock options provide meaningful incentives for our executives to achieve increases in the value of our stock over time. In 2013, we also granted restricted stock awards to certain executives.

        We expect that our Compensation Committee will continue to use equity awards to compensate our executive officers in the form of initial grants in connection with the commencement of employment and may make greater use of equity awards on an annual basis to our executive officers. We may also make additional discretionary grants, typically in connection with the promotion of an employee, to reward an employee, for retention purposes or in other circumstances recommended by management.

        The equity awards that we have granted to our executives are subject to time-based vesting or event-based vesting, or a combination of each. The awards subject to time-based vesting generally vest over a period of between two to four years following the grant date. The awards subject to event-based vesting generally vest upon the occurrence of a significant financing or strategic event. Vesting ceases upon termination of employment and exercise rights cease shortly after termination of employment, except that in the case of a termination for cause, exercise rights cease immediately upon termination of employment.

        We have granted stock options with exercise prices that are set at no less than the fair market value of shares of our common stock on the date of grant as determined by our Board of Directors. The exercise price of all stock options granted after the closing of our initial public offering are equal to the fair market value of shares of our common stock on the date of grant, which is determined by reference to the closing market price of our common stock on the date of grant.

        In April 2013, in recognition of his service to us, we granted Dr. Rowinsky 149,614 shares of restricted stock. Of these restricted shares, 18,701 shares vested on August 1, 2013, when the Company's average 60-day market capitalization reached $250 million, 31,177 shares vested on November 25, 2013 and 24,934 shares vest on each one year anniversary of the grant date from April 24, 2014 through April 24, 2017. A portion of the options are subject to partial accelerated vesting upon the termination of Dr. Rowinsky's employment without "cause" or for "good reason", or full accelerated vesting if such termination occurs within 12 months following a "change in control" transaction. If Dr. Rowinsky remains employed following a change in control transaction, a portion of the unvested options would vest as to 50% after six months and as to 100% after one year.

        In June 2013, in recognition of his service to us, we granted Mr. Hall 40,000 shares of restricted stock, which were scheduled to vest in equal installments on each of the first four anniversaries of the grant date. This award was forfeited by Mr. Hall upon his resignation on November 30, 2013.

        On November 25, 2013, we granted Dr. Bergstein 57,914 shares of restricted stock, which vests in equal installments on each of the first two anniversaries of the grant date. This award replaced expired options of equal value.

Benefits and Other Compensation

        We believe that establishing competitive benefit packages for our employees is an important factor in attracting and retaining highly qualified personnel. We maintain a health benefits program that is provided to all employees. All of our executives are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees. Consistent with our compensation philosophy, we intend to continue to maintain our current benefits for our named executive officers.

        In certain circumstances, we may award cash signing bonuses or may reimburse relocation expenses when executives first join us as employees. Whether a signing bonus is paid or relocation expenses are reimbursed, and the amount of either such benefit, is determined by our Board of Directors on a case-by-case basis based on the specific hiring circumstances and the recommendation of our Chief Executive Officer.

        Pursuant to his employment agreement, Dr. Rowinsky was entitled to an annual allowance of $15,000 for commuting expenses (which was pro-rated for periods of less than one year and accrued until the closing of our initial public offering, when it was payable in a lump sum payment), as well as reimbursement of certain professional memberships and the cost of attendance at industry conferences. For 2013, the Compensation Committee authorized the payment to Dr. Rowinsky of $191,592 for relocation, commuting and other expenses paid out over a two year period. This amount was previously approved by the Compensation Committee and will be paid in 2014.

Severance and Change in Control Benefits

        Pursuant to employment agreements we have entered into with certain of our executives, these executives are entitled to specified benefits in the event of the termination of their employment under specified circumstances, including termination following a change in control of our Company. Please refer to "—Employment Agreements" for a more detailed discussion of these benefits. We have provided estimates of the value of the severance payments made and other benefits provided to executives under various termination circumstances, under the heading "—Potential Payments Upon Termination or Change in Control" below.

        We believe that providing these benefits helps us compete for executive talent. Based on the substantial business experience of the members of our Board of Directors, we believe that our severance and change in control benefits are generally in line with severance packages offered to executives by companies at comparable stages of development in our industry and related industries.

REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on the review and discussions noted above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013, for filing with the SEC.

By the Compensation Committee of the Board of Directors
Eric L. Dobmeier, Chairperson Ron Bentsur J. Kevin Buchi
Dated April 30, 2014
New York, New York

RISK ASSESSMENT OF COMPENSATION PROGRAMS

        The Compensation Committee has reviewed with management the design and operation of our incentive compensation arrangements for all employees, including executive officers, for the purpose of determining whether such programs might encourage inappropriate risk-taking that could have a material adverse effect on the Company. Management and the Compensation Committee reviewed the Company's incentive compensation arrangements for the purpose of identifying any aspects of such programs that might encourage behaviors that could exacerbate business risks. In conducting this assessment, the Compensation Committee considered, among other things, the performance objectives used in connection with these incentive awards and the features of the Company's compensation program that are designed to mitigate compensation-related risk. The Compensation Committee concluded that any risks arising from the Company's compensation plans, policies and practices are not reasonably likely to have a material adverse effect on the Company.

EXECUTIVE COMPENSATION

        The following table sets forth the total compensation awarded to, earned by or paid to our named executive officers during 2013, 2012 and 2011:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(7)	All Other Compensation ($)(8)	Total ($)
Ivan Bergstein, M.D.	2013	449,714	321,145	1,235,306	—	916,417	—	2,922,582
President and Chief Executive	2012	350,000	—	—	396,470	—	—	746,470
Officer	2011	350,000	—	—	175,870	—	—	525,870
Eric K. Rowinsky, M.D.(3)	2013	341,663	175,000	1,961,440	—	277,500	191,592	2,947,195
Executive Vice President, Chief	2012	250,000	—	—	918,515	—	—	1,168,515
Medical Officer and Head of	2011	41,667	—	—	—	—	—	41,667
Research and Development
Kenneth Hoberman(4)	2013	364,583	187,500	—	—	283,366	—	835,449
Chief Operating Officer	2012	283,333	—	—	—	—	—	283,333
David Gionco(5)	2013	—	—		—		12,950	12,950
Vice President of Finance
and Chief Accounting Officer
Stephen P. Hall(6)	2013	227,084	—	995,200	—	72,000	—	1,294,284
Former Vice President of Finance	2012	25,000	—	—	—	—	32,000	57,000
and Chief Accounting Officer

(1)
The amounts in the "Stock Awards" column reflect the aggregate grant date fair value of restricted stock granted during the year computed in accordance with the provisions of FASB ASC Topic 718. For those restricted share awards that are subject to performance conditions, the amounts shown reflect the value of the award at the grant date based upon the probable outcome of such condition, which amount is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used in calculating these amounts are incorporated by reference to Note 11to the financial statements in our annual report on Form 10-K filed with the SEC on March 31, 2014.

(2)
The amounts in the "Option Awards" column reflect the aggregate grant date fair value of stock options granted during the year computed in accordance with the provisions of FASB ASC Topic 718. For those stock option awards that are subject to performance conditions, the amounts shown reflect the value of the award at the grant date based upon the probable outcome of such condition, which amount is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used in calculating these amounts are incorporated by reference to Note 11 to the financial statements in our annual report on Form 10-K filed with the SEC on March 31, 2014.

(3)
Dr. Rowinsky commenced his employment with the Company in November 2011.

(4)
Mr. Hoberman commenced his employment his employment with the Company in February 2012 as Vice President of Operations and was appointed Chief Operating Officer of the Company in March 2013.

(5)
Mr. Gionco served as a consultant to the Company from December 16, 2013 until January 16, 2014, and assumed the duties of the Chief Accounting Officer subsequent to Mr. Hall's resignation on November 30, 2013. Mr. Gionco commenced his employment as Vice President, Finance and Chief Accounting Officer of the Company on January 16, 2014. The amount included in the table represents the aggregate consulting fees paid by the Company to Mr. Gionco in 2013.

(6)
Mr. Hall served as our Chief Accounting Officer from October 1, 2012 until November 30, 2013.

(7)
Non-equity incentive plan compensation includes cash incentive awards earned by Dr. Bergstein, Dr. Rowinsky and Mr. Hoberman of $96,344, $52,500 and $56,250, respectively, based on the Board of Director's evaluation of the NEO's performance against certain reach goals and objectives. Non-equity incentive plan compensation also includes incentives of $820,073, $415,000, $80,250 and $72,000 earned by Dr. Bergstein, Dr. Rowinsky, Mr. Hoberman and Mr. Hall, respectively, resulting from the successful completion of the Company's IPO in January of 2013.

(8)
Categories and values of awards reported in "All Other Compensation" are set forth in the following table:

Name and Principal Position	Year	Relocation Expenses ($)	Commuting Allowance ($)	Other Payments ($)		Total ($)
Ivan Bergstein, M.D.	2013	—	—	—		—
	2012	—	—	—		—
	2011	—	—	—		—
Eric K. Rowinsky, M.D.	2013	160,000	30,000	1,592		191,592
	2012	—	—	—		—
	2011	—	—	—		—
Kenneth Hoberman	2013	—	—	—		—
	2012	—	—	—		—
David Gionco	2013	—	—	12,950		12,950
Stephen P. Hall	2013	—	—	—		—
	2012	—	—	32,000	(1)	32,000
(1)
Represents the aggregate consulting fees paid by the Company to Mr. Hall in 2012.

        The following table sets forth information regarding grants of plan-based awards to our named executive officers during 2013:

Grants of Plan Based Awards in 2013

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards Target ($)(1)	Estimated Future Payouts Under Equity Incentive Plan Awards Target (#)	All Other Stock Awards: Number of Shares of Stock or Units		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Ivan Bergstein, M.D.	11/25/13	321,145	—	57,914	(2)	—	21.33	1,235,306
Eric K. Rowinsky, M.D.	4/24/13	175,000	—	149,614	(3)	—	13.11	1,961,440
Kenneth Hoberman	—	187,500	—	—		—	—	—
David Gionco	—	—	—	—		—	—	—
Stephen P. Hall	6/19/13	—	—	40,000	(4)	—	24.88	995,200

(1)
Represents the annual incentive opportunity for 2013 under the annual cash bonus program.

(2)
Represents shares of restricted stock that are scheduled to vest as to 50% on each of the first two anniversaries of the grant date provided Dr. Bergstein is providing services on each such anniversary.

(3)
Represents shares of restricted stock granted to Dr. Rowinsky on April 24, 2013, of which 18,701 vested on the Company's achievement of an average market capitalization of $250 million and 31,177 shares time vested on November 25, 2013. The remainder of the restricted shares underlying the award vest as to 24,934 shares on each one year anniversary of the grant date from April 24, 2014 through April 24, 2017.

(4)
Represents shares of restricted stock that was scheduled to vest as to 25% on each of the first four anniversaries of the grant date, provided Mr. Hall was providing services on each such anniversary. Mr. Hall forfeited these restricted shares in connection with the termination of his employment with us on November 30, 2013.

(5)
The amounts in the "Grant Date Fair Value of Stock and Option Awards" column reflect the grant date fair value of stock and option awards granted in 2012 calculated in accordance with FASB ASC Topic 718.

Employment Agreements

        We have employment agreements with Ivan Bergstein, M.D., our President and Chief Executive Officer, and Eric K. Rowinsky, M.D., our Executive Vice President, Chief Medical Officer and Head of Research and Development. We were party to an employment agreement with Stephen P. Hall, our former Vice President of Finance and Chief Accounting Officer, which terminated upon his resignation on November 30, 2013. We also entered into an employment agreement with David Gionco when he was appointed our Vice President of Finance and Chief Accounting Officer on January 16, 2014.

        The employment agreements with Dr. Bergstein, Dr. Rowinsky and Mr. Hall each provide that employment will continue for an indefinite period until either we or the employee provides written notice of termination in accordance with the terms thereof. In addition, each named executive officer is bound by non-solicitation, non-competition, confidentiality and inventions assignment provisions that, among other things, prevent the executive from competing with us during the term of his employment and for a specified time thereafter.

Ivan Bergstein, M.D.

        In June 2012, we entered into an amended and restated employment agreement with Dr. Bergstein, which became effective on the effective date of the registration statement relating to the initial public offering. The employment agreement provides for an initial annual base salary of $458,779, subject to annual increases based on a Consumer Price Index, and a target annual performance bonus based on a percentage of Dr. Bergstein's annual base salary. Dr. Bergstein is also eligible to receive bonuses, in amounts and forms to be determined by the Board of Directors, upon our achieving specified clinical development, financial and operational milestones. If we terminate Dr. Bergstein without "cause" or if he terminates his employment with us for "good reason," in each case other than in connection with or following a change in control, or upon a termination of Dr. Bergstein's employment for "disability" (each as defined in his employment agreement), we are obligated to pay Dr. Bergstein a sum equal to 24 months of his then-current base salary six months following such termination, any unpaid annual performance and other bonuses earned in the prior year, provide continuing coverage under our group medical benefits for up to six months following such termination and accelerate vesting of a portion of his outstanding stock option awards. In the case of a termination without cause or for good reason in connection with or following a change in control, we are obligated to pay Dr. Bergstein a lump sum payment equivalent to 2.99 times the aggregate of his then-current base salary and target annual performance bonus (less any severance amounts already received), and accelerate vesting of a portion of his outstanding stock option awards. In addition, Dr. Bergstein is bound by non-competition, confidentiality and employee and customer non-solicitation restrictions that, among other things, prevent him from competing with us during the term of his employment and for a specified time thereafter.

Eric K. Rowinsky, M.D.

        We entered into an employment agreement with Dr. Rowinsky in November 2011. The employment agreement provides for an initial annual base salary of $250,000, subject to increases based upon achievement of funding thresholds prior to the initial public offering. In each year following the initial public offering, Dr. Rowinsky's base salary will range between $350,000 and $425,000 according to our market capitalization, measured annually. Dr. Rowinsky was entitled to a cash bonus of at least $100,000 and up to $200,000, conditioned on his continued employment at the time of the closing of the initial public offering and based on the timing of the initial public offering. Following the initial public offering, Dr. Rowinsky is eligible to receive an annual cash bonus based on a percentage of his then-base salary, which varies based on our market capitalization measured annually and Dr. Rowinsky's performance.

        Dr. Rowinsky is entitled to an annual allowance of $15,000 for commuting expenses (which is prorated for periods of less than one year and accrues until the consummation of the initial public offering when it is payable in a lump sum payment), as well as reimbursement of certain professional memberships and the cost of attendance at industry conferences.

        Pursuant to the employment agreement, Dr. Rowinsky was granted an option, which we refer to as the New Hire Option, to purchase 70,126 shares of our common stock, as well an option, which we refer to as the Anti-Dilution Option, to purchase 18,701 shares of our common stock, each at an exercise price of $3.30 per share, which was the fair market value of the stock on the date of grant. In addition, Dr. Rowinsky was granted an option to purchase 23,375 shares of our common stock, at an exercise price of $3.30 per share, which was the fair market value of the stock on the date of grant. The Anti-Dilution Option will only become exercisable, to the extent vested, if upon the closing of the initial public offering, Dr. Rowinsky's aggregate holdings of our common stock and options to purchase shares of our common stock equal less than 1.25% of our issued and outstanding capital stock (giving effect to the initial public offering) (such amount is the Minimum Equity Holdings Amount), and in such case the Anti-Dilution Option shall only be exercisable to the extent necessary so that Dr. Rowinsky's aggregate holdings equal the Minimum Equity Holdings Amount. To the extent the Anti-Dilution Option becomes exercisable and Dr. Rowinsky's aggregate holdings equal less than the Minimum Equity Holdings Amount, we are obligated to grant Dr. Rowinsky an additional option to purchase that number of shares of our common stock such that his aggregate holdings shall equal the Minimum Equity Holdings Amount.

        If we terminate Dr. Rowinsky without "cause" or if he terminates employment with us for "good reason," (each as defined in his employment agreement) including if such termination occurs within 12 months following a change in control, we are obligated to pay Dr. Rowinsky his base salary for between 12 and 24 months following such termination (in the case of a termination following a change in control, the payment is made in a lump sum) and provide continuing coverage under our group medical benefits for between 12 months and 18 months following such termination. In the case of a termination without cause or for good reason (other than in connection with or following a change in control), the duration of Dr. Rowinsky's severance period (whether 12, 18 or 24 months) depends principally on (i) when the termination occurs in relation to the closing of our initial public offering or another significant financing event, (ii) the duration of Dr. Rowinsky's employment with us and (iii) our market capitalization at the time of such termination. In the case of a termination without cause or for good reason in connection with or following a change in control, the duration of Dr. Rowinsky's severance period depends on (i) when the change in control occurs in relation to the closing of our initial public offering and (ii) our market capitalization immediately prior to the public announcement of the change in control transaction. Additionally, we are obligated to pay him a pro-rata portion of certain cash bonuses earned and awarded under the employment agreement, as well as a pro-rata bonus for the portion of the year in which he was employed by us.

        In addition, Dr. Rowinsky is bound by non-competition, confidentiality and employee and customer non-solicitation restrictions that, among other things, prevent him from competing with us during the term of his employment and for a specified time thereafter.

Stephen P. Hall

        We entered into an employment agreement with Stephen P. Hall in October 2012. The employment agreement provided for an annual base salary of $100,000, which was to increase to $190,000 following the closing of the initial public offering. Subsequent to the closing of the initial public offering and effective February 1, 2013, Mr. Hall's annual base salary was increased to $250,000. Mr. Hall was entitled to an annual cash bonus based on a percentage of his then-base salary, and he was also entitled to a one-time cash bonus of $72,000 subject to the closing of the initial public offering, payable in two equal installments at specified time periods. He was also entitled to a stock-based equity award in an amount to be determined by the Board of Directors.

        In addition, Mr. Hall is bound by non-competition, confidentiality, assignment of inventions and employee and customer non-solicitation restrictions that, among other things, prevent him from competing with us during the term of his employment and for a specified time thereafter.

        Mr. Hall resigned his position as Chief Accounting Officer of the Company on November 30, 2013.

David G. Gionco

        We entered into an employment agreement with David G. Gionco in January 2014. The employment agreement provides for an annual base salary of $275,000, subject to increase by the Company at any time in its sole discretion. Mr. Gionco is also eligible to receive an annual cash bonus based on a percentage of his then-base salary, if certain performance goals are met in the discretion of the Board of Directors. He will be entitled to cash severance payments of varying amounts up to 12 months' base salary, based on the time of his separation, if the Company terminates his employment without cause or if he resigns his employment for good reason.

        In addition, Mr. Gionco is bound by non-competition, confidentiality, assignment of inventions and employee and customer non-solicitation restrictions that, among other things, prevent him from competing with us during the term of his employment and for a specified time thereafter.

Outstanding Equity Awards at December 31, 2013

	Option Awards						Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable		Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Ivan Bergstein, M.D.	271,057	(1)	—		2.21	3/22/2020	57,914	1,135,114	(10)
	67,764	(2)	22,588	(2)	2.92	3/8/2021	—	—
	45,176	(3)	135,528	(3)	3.30	3/9/2022	—	—
Eric K. Rowinsky, M.D.	64,981	(4)	47,221	(4)	3.30	3/9/2022	99,736	1,954,826	(11)
Kenneth Hoberman	27,105	(5)	—		4.09	4/1/2015	—	—
	9,035	(6)	—		2.21	5/6/2019	—	—
	63,246	(7)	—		2.21	3/22/2020	—	—
	27,105	(8)	9,035	(8)	2.92	3/8/2021	—	—
	23,716	(9)	73,864	(9)	3.30	3/9/2022	—	—
David Gionco	—		—		—	—	—	—
Stephen P. Hall	—		—		—	—	—	—

(1)
Represents an option to purchase up to 271,057 shares of our common stock granted to Dr. Bergstein on March 22, 2010. The shares underlying this option vested and became exercisable upon the successful completion of our IPO in January 2013.

(2)
Represents an option to purchase 90,352 shares of our common stock granted to Dr. Bergstein on March 8, 2011. Of the 90,352 shares underlying the option award, 45,176 will vest and become exercisable, 25% per year over four years, beginning one year after the date of grant, and the remaining 45,176 vested and became exercisable upon the successful completion of our IPO in January 2013.

(3)
Represents an option to purchase 180,704 shares of our common stock granted to Dr. Bergstein on March 9, 2012. Of the 180,784 shares underlying the option award, 22,588 shares vested on January 1, 2013. An additional 22,588 shares vested upon the completion of our IPO in January 2013. 67,764 shares began vesting over a three-year period and become exercisable on a quarterly basis upon the successful completion of our IPO in January 2013. An additional 67,764 shares began time vesting on a quarterly basis beginning on April 1, 2013 over a three-year period.

(4)
Represents an option to purchase 112,202 shares of our common stock granted to Dr. Rowinsky on February 29, 2012. Of the 112,202 shares underlying the option award, 23,608 shares vested upon the one year anniversary of the vesting commencement date of November 6, 2011. 70,829 shares will vest quarterly and become exercisable over three years beginning on November 6, 2012, and the remaining 17,765 shares vested and became exercisable upon the successful completion of our IPO in January 2013.

(5)
Represents an option to purchase 27,105 shares of our common stock granted to Mr. Hoberman on April 1, 2005, all of which have vested and become exercisable.

(6)
Represents an option to purchase 9,035 shares of our common stock granted to Mr. Hoberman on December 16, 2009, all of which have vested an exercisable.

(7)
Represents an option to purchase up to 63,246 shares of our common stock granted to Mr. Hoberman on March 22, 2010. The shares underlying this option vested and became exercisable upon our IPO in January 2013.

(8)
Represents an option to purchase 36,140 shares of our common stock granted to Mr. Hoberman on March 8, 2011. Of the 36,410 shares underlying the option award, 18,070 will vest and become exercisable, 25% per year over four years beginning one year after the date of grant, and the remaining 18,070 vested and became exercisable upon the successful completion of our IPO in January 2013.

(9)
Represents an option to purchase 97,580 shares of our common stock granted to Mr. Hoberman on March 9, 2012. Of the 97,580 shares underlying the option award, 13,552 shares vested on March 1, 2013. 40,659 shares will vest quarterly over a three-year period with the first vesting date being June 1, 2013. An additional 32,527 shares will vest quarterly over a three-year period with the first vesting date being April 30, 2014. The remaining 10,842 shares vested on January 31, 2014, the one year anniversary of the successful completion of our IPO in January 2013.

(10)
Represents 57,914 shares of restricted stock granted to Dr. Bergstein on November 25, 2013 of which 50% is scheduled to vest on each of the first two anniversaries of the grant date, provided Dr. Bergstein is providing services on each such anniversary. The value represents the number of shares of restricted stock outstanding multiplied by the closing market price of our stock on December 31, 2013.

(11)
Represents 149,614 shares of restricted stock granted to Dr. Rowinsky on April 24, 2013, of which 18,701 vested on the Company's achievement of an average market capitalization of $250 million and 31,177 shares time vested on November 25, 2013. The remainder of the restricted shares underlying the award vest as to 24,934 shares on each one year anniversary of the grant date from April 24, 2014 through April 24, 2017. The value represents the number of shares of restricted stock outstanding multiplied by the closing market price of our stock on December 31, 2013.

Options Exercised and Stock Vested in 2013

        The following table presents information concerning stock options exercised by the named executive officers in 2013 and stock awards held by our named executive officers that vested in 2013.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)
Ivan Bergstein, M.D.	—	—	—	—
Eric K. Rowinsky, M.D.	—	—	49,878	1,186,389
Kenneth Hoberman	112,940	$2,214,993	—	—
David Gionco	—	—	—	—
Steve P. Hall	—	—	—	—

(1)
The amounts in this column were calculated by determining the difference between the market price of the underlying securities at exercise and the exercise price of the options and then multiplying this amount by the number of options exercised.

(2)
The value realized represents the number of shares of restricted stock vested multiplied by the market value of the underlying shares on the vesting date.

Pension Benefits

        We do not maintain any defined benefit pension plans.

Nonqualified Deferred Compensation

        We do not maintain any nonqualified deferred compensation plans.

Potential Payments upon Termination or Change in Control

        The following tables set forth information regarding potential payments that each named executive officer who was serving as an executive officer as of December 31, 2013 would have received if the executive officer's employment had terminated as of December 31, 2013 under the circumstances set forth below. Mr. Hall resigned from his position effective on November 30, 2013.

	Termination Without Cause or for Good Reason Absent a Change in Control
Name	Cash Payment		Value of Stock Options with Accelerated Vesting		Value of Benefits
Ivan Bergstein, M.D.	$1,559,849	(1)	$753,536	(3)	$11,448	(5)
Eric K. Rowinsky, M.D.	$550,000	(2)	$769,646	(4)	$44,418	(6)
Kenneth Hoberman	—		—		—
David Gionco(10)	—		—		—
Stephen P. Hall(11)	—		—		—

	Termination Without Cause or for Good Reason in Connection With or Following a Change in Control
Name	Cash Payment		Value of Stock Options with Accelerated Vesting		Value of Benefits
Ivan Bergstein, M.D.	$2,331,974	(7)	$753,536	(3)	$11,448	(5)
Eric K. Rowinsky, M.D.	$875,000	(8)	$1,539,291	(9)	$44,418	(6)
Kenneth Hoberman	—		—		—
David Gionco(10)	—		—		—
Stephen P. Hall(11)	—		—		—

(1)
Represents twenty-four months of Dr. Bergstein's annual base salary of $458,779 per his amended and restated employment agreement and an annual performance bonus calculated at 70% of Dr. Bergstein's base salary.

(2)
Pursuant to Dr. Rowinsky's employment agreement, if Dr. Rowinsky's employment is terminated without cause or for good reason absent a change in control, Dr. Rowinsky is entitled to the following:

a.
twelve months base salary;

b.
eighteen months base salary, if (i) the Company has consummated the IPO prior to the termination of Dr. Rowinsky's employment, (ii) his employment terminates more than eighteen months after the effective date of his employment agreement and (iii) the Company's average market capitalization during the thirty-trading day period immediately following the termination of his employment exceeds $500 million; or

c.
twenty-four months base salary, if (i) the Company has consummated the IPO prior to the termination of his employment, (ii) Dr. Rowinsky's employment terminates more than twenty four months after the effective date of his employment agreement and (iii) the Company's average market capitalization during the thirty-trading day period immediately following the termination of executive's employment exceeds $750 million; and

d.
the earned and unpaid bonuses.

  The above table reflects twelve months of Dr. Rowinsky's base salary as scenarios b and c above were undetermined as of December 31, 2013 and Dr. Rowinsky's annual performance bonus calculated at 50% of his base salary.

(3)
Represents the in-the-money value of 100% of the unvested portion of Dr. Bergstein's equity awards as of December 31, 2013. The stock option value is calculated by multiplying the amount (if any) by which $19.60, the closing price per share of our common stock on December 31, 2013, exceeds the exercise price of the option, by the number of shares subject to the accelerated portion of the option.

(4)
Pursuant to Dr. Rowinsky's stock option agreements, if Dr. Rowinsky's employment is terminated without cause or for good reason absent a change in control, Dr. Rowinsky is entitled to the following:

a.
50% of the unvested portion of the stock option shares shall vest and become exercisable if Dr. Rowinsky's employment terminates after the two-year anniversary of the effective date of his employment agreement but on or before the three-year anniversary of the effective date; or

  b.
  75% of the unvested portion of the stock option shares shall vest and become exercisable if Dr. Rowinsky's employment terminates after the three-year anniversary of the effective date of his employment agreement.

  The above table reflects the in-the-money value of 50% of the unvested portion of Dr. Rowinsky's stock options as of December 31, 2013 as his employment contract has not reached the three year anniversary. The value is calculated by multiplying the amount (if any) by which $19.60, the closing price per share of our common stock on December 31, 2013, exceeds the exercise price of the option, by the number of shares subject to the accelerated portion of the option.

(5)
Represents six months continuation of standard employee benefits, including health insurance and other benefits.

(6)
Represents eighteen months continuation of standard employee benefits, including health insurance and other benefits.

(7)
Represents 2.99 times the sum of Dr. Bergstein's base annual salary of $458,779 and an annual performance bonus calculated at 70% of Dr. Bergstein's base salary.

(8)
Pursuant to Dr. Rowinsky's employment agreement, if Dr. Rowinsky's employment is terminated without cause or for good reason in connection with a change in control, Dr. Rowinsky is entitled to the following:

a.
twelve months base salary, if (i) the change in control occurs before the consummation of the IPO or (ii) the change in control occurs after the consummation of the IPO and the Company's average market capitalization during the thirty-trading day period immediately preceding the public announcement of the change in control transaction (the "Pre-Transaction Market Capitalization") is less than $100 million;

b.
eighteen months base salary, if the change in control occurs after the consummation of the IPO and the Pre-Transaction Market Capitalization is at least $100 million but less than $200 million; or

c.
twenty-four months base salary, if the change in control occurs after the consummation of the IPO and the Pre-Transaction Market Capitalization equals or exceeds $200 million; and

d.
the prior period's bonuses to the extent unpaid.

  The above table reflects twenty-four months of Dr. Rowinsky's base salary as the Company's, market capitalization at December 31, 2013 was greater than $200 million and Dr. Rowinsky's annual performance bonus calculated at 50% of his base salary.

(9)
Pursuant to Dr. Rowinsky's stock option agreements, if Dr. Rowinsky's employment is terminated without cause or for good reason in connection with a change in control, Dr. Rowinsky is entitled to the following:

a.
If a change in control occurs during the employment term and Dr. Rowinsky remains employed by the Company after the effective date of such change in control, then:

i.
50% of the unvested portion of the stock options shall vest and become exercisable on the six-month anniversary of the effective date of the change in control, provided that Dr. Rowinsky is then employed by the Company; and

ii.
100% of the stock option shall vest and become exercisable on the one-year anniversary of the effective date of the change in control, provided that Dr. Rowinsky is then employed by the Company.

  b.
  If a change in control occurs during Dr. Rowinsky's employment term and his employment is terminated by the Company without cause or for good reason at any time within twelve-months following such change in control, then 100% of his unvested options shall vest and become exercisable.

  i.
  The above table reflects the in-the-money value of 100% of the unvested portion of Dr. Rowinsky's stock options as of December 31, 2013 assuming that he is terminated by the Company upon a change in control and his employment is terminated by the Company without cause or for good reason at any time within twelve-months following such change in control. The value is calculated by multiplying the amount (if any) by which $19.60, the closing price per share of our common stock on December 31, 2013, exceeds the exercise price of the option, by the number of shares subject to the accelerated portion of the option.

(10)
Mr. Gionco commenced his employment as Vice President, Finance and Chief Accounting Officer of the Company on January 16, 2014. His consulting arrangement, in place on December 31, 2013, did not provide for any severance or change in control payments.

(11)
Mr. Hall resigned from his position effective on November 30, 2013.

Director Compensation

        In 2011 and 2012, compensation for our non-employee directors consisted solely of stock options or restricted stock awards.

        Effective on the closing of our initial public offering in January 2013, our non-employee directors were compensated for service on our Board of Directors as follows:

  •
  an annual retainer for our directors for service on our Board of Directors of $30,000;

  •
  for members of our Audit Committee, an annual fee of $7,500 ($15,000 for the chair);

  •
  for members of our Nominating Committee, an annual fee of $3,750 ($7,500 for the chair);

  •
  for members of our Compensation Committee, an annual fee of $5,000 ($10,000 for the chair);

  •
  for any lead director of our Board of Directors, an additional annual fee of $20,000;

  •
  for any newly elected director, an initial stock option grant of 5,489 shares of our common stock; and

  •
  for continuing service on our Board of Directors, an annual stock option grant of 2,744 shares of our common stock.

        One June 19, 2013, our Board of Directors approved the following changes to our director compensation program:

  •
  the annual retainer for our directors for service on our Board of Directors was increased to $40,000; and

  •
  the annual grant of stock options to directors was increased to 20,000 options, which vest annually in equal installments over a three-year period.

        In addition, we will continue to reimburse our non-employee directors for reasonable travel and other expenses incurred in connection with attending Board of Directors meetings.

2013 Director Compensation

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Total ($)
Ron Bentsur	47,500	—	350,490	397,990
J. Kevin Buchi	55,000	—	350,490	405,490
Eric L. Dobmeier	48,750	—	350,490	399,240
Kenneth Zuerblis	53,750	—	350,490	404,240

(1)
Stock options granted to directors vest in equal yearly installments over a three-year period from the date of grant. Stock options to directors are granted on an annual basis and represent compensation for services performed on the Board of Directors.

(2)
Fees earned or paid in cash reflect annual retainer and committee meeting fees to our non-employee directors for continuing service on our Board of Directors.

(3)
The amounts in the "Stock Awards" column reflect the aggregate grant date fair value of restricted stock granted during the year computed in accordance with the provisions of FASB ASC Topic 718.

(4)
The amounts in the "Option Awards" column reflect the aggregate grant date fair value of stock options granted during the year computed in accordance with the provisions of FASB ASC Topic 718. The assumptions used in calculating these amounts are incorporated by reference to Note 2 to the financial statements in our annual report on Form 10-K filed with the SEC on March 31, 2014.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The current members of our Compensation Committee are Eric L. Dobmeier, Ron Bentsur, and J. Kevin Buchi. No member of our Compensation Committee during fiscal year 2013 or as of the date of this proxy statement, is or has been an officer or employee of Stemline or any of our subsidiaries, nor has any member of our Compensation Committee had any relationship with Stemline requiring further disclosure.

        During the last fiscal year, none of our executive officers served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, whose executive officers either served as a member of our Compensation Committee or our Board of Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of the shares of our common stock to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of any Forms 3, 4 or 5 that they file. The SEC rules require us to disclose late filings of initial reports of stock ownership and changes in stock ownership by our directors, executive officers and 10% stockholders. Based solely on a review of copies of the Forms 3, 4 and 5 furnished to us by reporting persons and any written representations furnished by certain reporting persons, we believe that during the fiscal year ended December 31, 2013, one Form 4 for each of Mr. Hoberman and Dr. Rowinsky were not filed in a timely manner. The Form 4 for Mr. Hoberman contained three transactions that were not reported on a timely basis. The Form 4 for Dr. Rowinsky contained a single transaction not reported on a timely basis. We believe that all other Section 16(a) filing requirements applicable to our directors, executive officers and 10% stockholders were completed in a timely manner.

 RELATED-PERSON TRANSACTIONS

Policy and Procedure

        Our Board of Directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees or 5% stockholders, or their immediate family members, each of whom we refer to as a "related person," has a direct or indirect material interest.

        If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a "related person transaction," the related person must report the proposed related person transaction to our Chief Executive Officer. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our Audit Committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, our Audit Committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of our Audit Committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by our Audit Committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

        A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by our Audit Committee after full disclosure of the related person's interest in the transaction. As appropriate for the circumstances, our Audit Committee will review and consider:

  •
  the related person's interest in the related person transaction;

  •
  the approximate dollar value of the amount involved in the related person transaction;

  •
  the approximate dollar value of the amount of the related person's interest in the transaction without regard to the amount of any profit or loss;

  •
  whether the transaction was undertaken in the ordinary course of our business;

  •
  whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

  •
  the purpose of, and the potential benefits to us of, the transaction; and

  •
  any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

        Our Audit Committee may approve or ratify the transaction only if our Audit Committee determines that, under all of the circumstances, the transaction is in our best interests. Our Audit Committee may impose any conditions on the related person transaction that it deems appropriate.

        In addition to the transactions that are excluded by the instructions to the SEC's related person transaction disclosure rule, our Board of Directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

  •
  interests arising solely from the related person's position as an executive officer of another entity (whether or not the person is also a director of such entity) that is a participant in the transaction, where (i) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (ii) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction and (iii) the amount involved in the transaction is less than the greater of $200,000 or 5% of the annual gross revenues of the company receiving payment under the transaction; and

  •
  a transaction that is specifically contemplated by provisions of our charter or bylaws.

        The policy provides that transactions involving compensation of executive officers will be reviewed and approved by our Compensation Committee in the manner specified in its charter.

Related Person Transactions

        We did not have any related person transactions in 2013 and none are currently proposed.

 STOCK OWNERSHIP OF OUR DIRECTORS, EXECUTIVE OFFICERS,
AND 5% BENEFICIAL OWNERS

        The following table sets forth information with respect to the beneficial ownership of our common stock as of April 29, 2014 by:

  •
  each of our directors;

  •
  each of our NEOs;

  •
  all of our directors and executive officers as a group; and

  •
  each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of April 29, 2014 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise indicated in the footnotes below, we believe the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise indicated in the footnotes below, the address of the beneficial owner is c/o Stemline Therapeutics, Inc., 750 Lexington Avenue, Eleventh Floor, New York, New York 10022.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned
Institutional Investors
Fidelity Investments (FMR LLC)	1,475,992	(1)	11.1
T. Rowe Price Associates Inc.	876,666	(2)	6.6
Franklin Resources, Inc.	781,000	(3)	5.9
Baker Brothers Advisors LP	675,042	(4)	5.1
Directors and Named Executive Officers
Ivan Bergstein, M.D.	2,342,422	(5)	17.7
Kenneth Hoberman	281,905	(6)	2.1
Eric K. Rowinsky, M.D.	184,328	(7)	1.4
Ron Bentsur	62,289	(8)	*
David G. Gionco	30,000	(9)	*
Kenneth Zuerblis	17,630	(10)	*
Eric L. Dobmeier	14,650	(11)	*
J. Kevin Buchi	20,439	(12)	*
All directors and executive officers as a group (8 persons)	2,950,410	(13)	22.3
5% Stockholders
Ivan Bergstein, M.D.	2,342,422	(5)	17.7
Fidelity Investments (FMR LLC)	1,475,992	(1)	11.1
T. Rowe Price Associates Inc.	876,666	(2)	6.6
Franklin Resources, Inc.	781,000	(3)	5.9
Baker Brothers Advisors LP	675,042	(4)	5.1

*
Represents beneficial ownership of less than one percent of our outstanding common stock.

(1)
Based solely upon a Schedule 13G filed on February 14, 2014 by Fidelity Investments (FMR LLC). FMR LLC beneficially owns 1,475,992 shares of our common stock and has sole dispositive power as to 1,475,992 shares of our common stock. The address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(2)
Based solely upon a Schedule 13G filed on February 13, 2014 by T. Rowe Price Associates Inc. T. Rowe Price Associates Inc. owns 876,666 shares of our common stock, has sole voting power as to 142,166 shares of our common stock, and has sole dispositive power as to 876,666 shares of our common stock. The address of T. Rowe Price Associates Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.

(3)
Based solely upon a Schedule 13G filed on February 11, 2014 by Franklin Resources, Inc. Franklin Resources, Inc. owns 781,000 shares of our common stock, has sole voting power as to 781,000 shares of our common stock, and has sole dispositive power as to 781,000 shares of our common stock. The address of Franklin Resources, Inc. is One Franklin Parkway, San Mateo, CA 94403-1906.

(4)
Based solely upon a Schedule 13G filed on February 14, 2014 by Baker Bros. Advisors LP. Baker Bros. Advisors LP owns 675,042 shares of our common stock, has sole voting power as to 675,042 shares of our common stock, and has sole dispositive power as to 675,042 shares of our common stock. The address of Baker Bros. Advisors LP. is 667 Madison Avenue, 21st Floor, New York, NY 10065.

(5)
Includes 440,467 shares of common stock underlying options that are exercisable as of April 29, 2014 or will become exercisable within 60 days after such date; as well as outstanding restricted stock of 86,772 shares (57,914 shares of which 50% is scheduled to vest on each of the first two anniversaries of November 25, 2013, the grant date, and 28,858 shares of which 25% is scheduled to vest on each of the first four anniversaries of February 14, 2014, the grant date). As of April 29, 2019, Dr. Bergstein had unvested options to purchase 179,301 shares of common stock.

(6)
Includes 179,120 shares of common stock underlying options that are exercisable as of April 29, 2014 or will become exercisable within 60 days after such date; as well as outstanding restricted stock of 14,985 shares, of which 25% is scheduled to vest on each of the first four anniversaries of February 14, 2014, the grant date. As of April 29, 2014, Mr. Hoberman had unvested options to purchase 94,311 shares of common stock.

(7)
Includes 41,376 shares of common stock underlying options that are exercisable as of April 29, 2014 or will become exercisable within 60 days after such date; as well as outstanding restricted stock of 113,722 shares, of which 25% is scheduled to vest on each of the four anniversaries of the April 24, 2013 grant date. As of April 29, 2014, Dr. Rowinsky had unvested options to purchase 108,189 shares of common stock.

(8)
Includes 59,037 shares of common stock underlying options that are exercisable as of April 29, 2014 or will become exercisable within 60 days after such date. As of April 29, 2014, Mr. Bentsur had unvested options to purchase 34,682 shares of common stock.

(9)
Includes outstanding restricted stock of 30,000 shares granted on January 16, 2014 which will vest 25% on the one year anniversary of the award and also 25% in each of the three following years. As of April 29, 2014, Mr. Gionco had unvested options to purchase 40,000 shares of common stock.

(10)
Includes 6,667 shares of common stock underlying options that are exercisable as of April 29, 2014 or will become exercisable within 60 days after such date; as well as outstanding restricted stock of 3,982 shares, of which 2,655 shares vested on March 19, 2014 and 1,327 shares will vest on

  April 30, 2014. As of April 29, 2014, Mr. Zuerblis had unvested options to purchase 20,000 shares of common stock.

(11)
Includes 6,667 shares of common stock underlying options that are exercisable as of April 29, 2014 or will become exercisable within 60 days after such date; as well as outstanding restricted stock of 3,982 shares, of which 1,991 shares will vest on April 30, 2014 and another 1,991 will vest on April 30, 2015. As of April 29, 2014, Mr. Dobmeier had unvested options to purchase 20,000 shares of common stock.

(12)
Includes 6,667 shares of common stock underlying options that are exercisable as of April 29, 2014 or will become exercisable within 60 days after such date; as well as outstanding restricted stock of 6,636 shares, which vested on March 19, 2014. As of April 29, 2014, Mr. Buchi had unvested options to purchase 6,667 shares of common stock.

(13)
Includes 740,000 shares of common stock underlying options that are exercisable as of April 29, 2014 or will become exercisable within 60 days after such date and outstanding restricted stock of 260,079 shares. As of April 29, 2014, our directors and executive officers together had unvested options to purchase 516,756 shares of common stock.

PROPOSAL ONE:

ELECTION OF DIRECTOR; NOMINEES

        Our Bylaws provide that the Board of Directors will consist of one or more members, as determined from time to time by resolution of the Board of Directors. Our Board of Directors currently consists of five members. Our Class II directors have been nominated for re-election at the 2014 Annual Meeting of Stockholders by all of our independent directors. The nominated directors are Ron Bentsur and Eric L. Dobmeier. For information about the nominees and our Board of Directors generally, please see "Corporate Governance—Our Board of Directors" beginning on page 4. If elected, the nominees will hold office for a three-year term and until a respective successor is elected and has been qualified, or until such director resigns or is removed from office. Management expects that the nominees will be available for re-election, but if either of them is unable to serve at the time the election occurs, your proxy will be voted for the election of another nominee to be designated by a majority of the independent directors serving on our Board of Directors.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL OF THE NOMINEES FOR CLASS II DIRECTORS. IF A CHOICE IS SPECIFIED ON THE PROXY BY THE STOCKHOLDER, THE SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED "FOR" ALL OF THE NOMINEES. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A PLURALITY OF THE SHARES OF COMMON STOCK REPRESENTED AND ENTITLED TO VOTE AT THE ANNUAL MEETING AT WHICH A QUORUM IS PRESENT IS REQUIRED FOR THE ELECTION OF THE NOMINEES.

 PROPOSAL TWO:

RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        The Board of Directors is submitting the selection of Ernst & Young LLP as our independent registered public accounting firm to the stockholders for ratification at our Annual Meeting. Stockholder ratification of our independent registered public accounting firm is not required by our Bylaws or otherwise. If Ernst & Young LLP is not ratified as our independent registered public accounting firm by a majority of the shares present or represented by proxy, the Audit Committee will review its future selection of an independent registered public accounting firm. Ernst & Young LLP will still serve as our independent registered public accounting firm for the year ending December 31, 2014, if it is not ratified by our stockholders.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS STEMLINE'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2014. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS THE STOCKHOLDER SPECIFIES OTHERWISE. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK REPRESENTED AND ENTITLED TO VOTE AT THE ANNUAL MEETING AT WHICH A QUORUM IS PRESENT IS REQUIRED FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP.

 ADDITIONAL INFORMATION

Householding of Annual Meeting Materials

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement and 2013 Annual Report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you contact us at: Stemline Therapeutics, Inc., 750 Lexington Avenue, Eleventh Floor, New York, New York 10022, Attn: Kenneth Hoberman. You may also contact us at (646) 502-2311.

        If you want to receive separate copies of the proxy statement and Annual Report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or phone number.

Stockholder Proposals for Our 2015 Annual Meeting

        Only proper proposals under Rule 14a-8 of the Exchange Act which are timely received will be included in the proxy materials for our next annual meeting. In order to be considered timely, such proposal must be received by our Corporate Secretary, Kenneth Hoberman, at Stemline Therapeutics, Inc., 750 Lexington Avenue, Eleventh Floor, New York, New York 10022, no later than December 31, 2014. We suggest that stockholders submit any stockholder proposal by certified mail, return receipt requested.

        Our Bylaws require stockholders to provide advance notice to the Company of any stockholder director nomination(s) and any other matter a stockholder wishes to present for action at an annual meeting of stockholders (other than matters to be included in our proxy statement, which are discussed in the previous paragraph). In order to properly bring business before an annual meeting, our Bylaws require, among other things, that the stockholder submit written notice thereof complying with our Bylaws to Kenneth Hoberman, our Corporate Secretary, at the above address, not less than 90 days nor more than 120 days prior to the anniversary of the preceding year's annual meeting. Therefore, Stemline must receive notice of a stockholder proposal submitted other than pursuant to Rule 14a-8 (as discussed above) no sooner than February 19, 2015, and no later than March 21, 2015. If a stockholder fails to provide timely notice of a proposal to be presented at our 2015 Annual Meeting of Stockholders, the proxy designated by our Board of Directors will have discretionary authority to vote on any such proposal that may come before the meeting.

Other Matters

        Our Board of Directors does not know of any other matters that may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the person named in the accompanying proxy card to vote, or otherwise act, in accordance with their judgment on such matters.

Solicitation of Proxies

        We will bear the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, our officers and employees may solicit proxies in person or by telephone. We may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.

 Incorporation of Information by Reference

        The Compensation Committee Report and the Audit Committee Report contained in this proxy statement are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by us under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate such information by reference.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01U6OB 2 1 D V + Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + Change of Address — Please print your new address below. Comments — Please print your comments below. B Non-Voting Items A Proposals — The Board of Directors recommends a vote FOR the nominees and FOR Proposal 2. For Against Abstain 2. Proposal to ratify independent public accounting firm Ernst & Young LLP for 2014. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. IMPORTANT ANNUAL MEETING INFORMATION 01 - Ron Bentsur 02 - Eric L. Dobmeier 1. Election of Directors: For Withhold MMMMMMMMMMMM MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ 1234 5678 9012 345 MMMMMMM 1 9 8 1 6 8 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T C123456789 qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 19, 2014. Vote by Internet • Go to www.investorvote.com/STML • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

. Notice of 2014 Annual Meeting of Shareholders Alston & Bird LLP 90 Park Avenue New York, NY 10016 Proxy Solicited by Board of Directors for Annual Meeting — Thursday, June 19, 2014 at 10:00 A.M. EST Ivan Bergstein and Kenneth Hoberman, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Stemline Therapeutics, Inc. to be held on Thursday, June 19, 2014 at 10:00 a.m. EST or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the nominees and FOR Proposal 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.) Proxy — Stemline Therapeutics, Inc. qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01U6PB 1 U P X + q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below B Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + A Proposals — The Board of Directors recommends a vote FOR the nominees and FOR Proposal 2. For Against Abstain 2. Proposal to ratify independent public accounting firm Ernst & Young LLP for 2014. IMPORTANT ANNUAL MEETING INFORMATION 01 - Ron Bentsur 02 - Eric L. Dobmeier 1. Election of Directors: For Withhold MMMMMMMMMMMM 1 9 8 1 6 8 2 MMMMMMMMM

q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q . Notice of 2014 Annual Meeting of Shareholders Alston & Bird LLP 90 Park Avenue New York, NY 10016 Proxy Solicited by Board of Directors for Annual Meeting — Thursday, June 19, 2014 at 10:00 A.M. EST Ivan Bergstein and Kenneth Hoberman, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Stemline Therapeutics, Inc. to be held on Thursday, June 19, 2014 at 10:00 a.m. EST or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the nominees and FOR Proposal 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.) Proxy — Stemline Therapeutics, Inc.

BARCODE See the reverse side of this notice to obtain proxy materials and voting instructions. BROKER LOGO HERE 1 OF 2 12 15 1234567 1234567 1234567 1234567 1234567 1234567 1234567 Broadridge Internal Use Only Job # Envelope # Sequence # # of # Sequence # *** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on <mtgdate>. You are receiving this communication because you hold shares in the above named company. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. Meeting Information Meeting Type: <mtgtype> For holders as of: <recdate> Date: Time: <mtgtime> Location: 0000214038_1 R1.0.0.51160 STEMLINE THERAPEUTICS, INC. Annual Meeting June 19, 2014 June 19, 2014 10:00 AM EST April 21, 2014 Alston & Bird LLP 90 Park Avenue New York, NY 10016 Return Address Line 1 Return Address Line 2 Return Address Line 3 51 MERCEDES WAY EDGEWOOD NY 11717 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1

How To Vote Please Choose One of the Following Voting Methods Internal Use Only Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: How to View Online: Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line. . XXXX XXXX XXXX . XXXX XXXX XXXX Vote In Person: If you choose to vote these shares in person at the meeting, you must request a "legal proxy." To do so, please follow the instructions at www.proxyvote.com or request a paper copy of the materials, which will contain the appropriate instructions. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form. . XXXX XXXX XXXX 0000214038_2 R1.0.0.51160 1. Form 10-K 2. Notice & Proxy Statement Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before June 05, 2014 to facilitate timely delivery.

BARCODE 123456789012 123456789012 123456789012 123456789012 123456789012 123456789012 123456789012 123456789012 123456789012 123456789012 123456789012 123456789012 Broadridge Internal Use Only xxxxxxxxxx xxxxxxxxxx Cusip Job # Envelope # Sequence # # of # Sequence # 0000 0000 0000 . Voting items 0000214038_3 R1.0.0.51160 The Board of Directors recommends that you vote FOR the following: 1. Election of Directors Nominees 01 Ron Bentsur 02 Eric L. Dobmeier The Board of Directors recommends you vote FOR the following proposal(s): 2. Proposal to ratify independent public accounting firm Ernst & Young LLP for 2014. NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

THIS SPACE RESERVED FOR LANGUAGE PERTAINING TO BANKS AND BROKERS AS REQUIRED BY THE NEW YORK STOCK EXCHANGE Voting Instructions THIS SPACE RESERVED FOR SIGNATURES IF APPLICABLE P99999-010 12 15 # OF # Broadridge Internal Use Only Job # Envelope # Sequence # # of # Sequence # Reserved for Broadridge Internal Control Information 0000214038_4 R1.0.0.51160